As filed with the Securities and Exchange Commission on June 13, 2001

                                                 Registration No. _____________


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                e resources inc
--------------------------------------------------------------------------------
                (Name of small business issuer in its charter)


         Utah                          7380                       87-0476117
--------------------------------------------------------------------------------
(State or jurisdiction     (Primary Standard Industrial        (I.R.S Employer
 of incorporation or        Classification Code Number)      Identification No.)
    organization)


         304 North Highway 377, Roanoke, Texas 76262    (817) 491-8698
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


        304 North Highway 377, Roanoke, Texas 76262     (817) 491-8698
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


Charles C. Cunningham, 304 North Highway 377, Roanoke, Texas 76262 (817)491-8698
--------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)


Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [__]_____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [__]______________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following bock and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [__]______________________

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [__]

                        CALCULATION OF REGISTRATION FEE

   Title of each           Amount to          Proposed         Proposed         Amount of
     class of            be registered        maximum           maximum       registration
    securities                                offering         aggregate          fee
      to be                                    price        offering price
    registered                               per share           (1)
---------------------------------------------------------------------------------------------
     Common
  Shares,  par
  value $.001
  underlying             40,000,000           $.067         $2,680,000          $670.00
    secured                 (2)                 (3)
  convertible
   debentures
---------------------------------------------------------------------------------------------
    Common
 Shares, par
 value $.001,             1,200,000           $.067         $   80,400          $ 20.28
  underlying                (4)                 (5)
   warrants
---------------------------------------------------------------------------------------------
    TOTAL                41,200,000                         $2,760,400          $690.28
---------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee under the Securities Act of 1933, as amended (the "Securities Act") in accordance with Rules 457(c) and 457(g) promulgated thereunder.

(2) Represents shares of the common stock of e resources, inc. ("e resources" or the "Company") being registered for sale by investors issuable in connection with the Securities Purchase Agreement dated May 8, 2001 (the "Securities Purchase Agreement") and the sale of debentures which are convertible into shares of common stock (the "Convertible Debentures"). This is not intended to constitute a prediction of the future market price of the common stock or the number of shares of common stock issuable upon conversion of the Convertible Debentures. The number of shares currently issuable upon conversion is approximately one half of the stated amount. The actual amount to be issued upon conversion is dependent, in part, upon fluctuations in the market price of the common stock occurring prior to the time of conversion. The number of shares to be issued upon conversion is subject to adjustment and could be materially less than the estimated amount stated above, depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the common stock. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the Convertible Debentures, as such number may be adjusted as a result of stock splits, stock dividend and similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933, as amended (the Securities Act.").

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act, based upon the price of $.067 per share. The price per share is calculated as the average of the bid and asked prices for the Company's common stock as quoted on the OTC Bulletin Board for June 11, 2001.

(4) Represents shares of common stock issuable upon the exercise of warrants (the "Warrants") issued to the investors in connection with the Securities Purchase Agreement. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of or in respect of the Warrants, as such number may be adjusted as a result of stock splits, stock dividend and similar transactions in accordance with Rule 416 promulgated under the Securities Act.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) promulgated under the Securities Act, based upon the price of $0.067 per share. The price per share is calculated as the average of the bid and asked prices for the Company's common stock as quoted on the OTC Bulletin Board for June 11, 2001.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

       Preliminary Prospectus Subject to Completion, Dated June 13, 2001

                                e resources inc

e resources inc:           Our principal executive offices are located at 304
                           North Highway 377, Roanoke, Texas 76262 and our phone number is (817) 491-8698.

The Offering:              Up to 41,200,000 shares of common stock underlying
                           secured convertible debentures and warrants.

Selling Security Holders:  The shares of common stock offered by this Prospectus are being offered for resale by the security holders listed in the section of this Prospectus called "Selling Security Holders".

Proceeds:                  We will not receive any proceeds from the sale of
                           these shares. We may, however, receive proceeds from the issuance of additional secured convertible debentures, and the exercise of warrants, the underlying shares of which are registering in this Prospectus by the Selling Security Holders, which proceeds would be used for general corporate purposes. As of the date of this Prospectus, none of the debentures have been converted and none of the warrants have been exercised.

Our common stock is traded on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol "EGRO". Dealer "bid" and "asked" prices for our common stock are quoted on the OTC Bulletin Board.

The securities offered in this Prospectus involve a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. A Registration Statement has been filed with the Securities and Exchange Commission and we may not sell these securities until the Registration Statement is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this Prospectus is June 13, 2001

                               TABLE OF CONTENTS

Part I: Information Required in Prospectus
------------------------------------------

        Front of Registration Statement and Outside Front Cover of Prospectus....................   i
        Inside Front and Outside Back Cover Pages of Prospectus..................................   i
        Prospectus Summary.......................................................................   1
        Forward Looking Statements...............................................................   3
        Risk Factors.............................................................................   3
               Limited Offering History..........................................................   3
               Lack of Significant Revenues; Historical Losses...................................   4
               Going Concern Opinion.............................................................   4
               Need for Additional Capital.......................................................   4
               Dilution Risk.....................................................................   5
               Importance of Growth Management...................................................   6
               Acquisition Risks.................................................................   6
               Competition.......................................................................   7
               Concentration of Shareholder Control..............................................   7
               Dependence Upon Current Officers and Directors and Need for Additional
               Personnel.........................................................................   7
               Dependence Upon the Internet......................................................   7
               Vulnerability of Computer System..................................................   8
               Reliance Upon Internet Infrastructure.............................................   8
               Future Government Regulation......................................................   8
               Rapid Technological Changes.......................................................   9
               Technological Obsolescence........................................................   9
               Unproven Business Model...........................................................  10
               Need for Marketing and Promotion..................................................  10
               Lack of Diversity.................................................................  10
               Lack of Liquidity.................................................................  10
               Risks Associated with OTC Bulletin Board Trading..................................  11
               Penny Stock Risks.................................................................  11
               Lack of Dividends.................................................................  11
               Forward-looking Statements and Associated Risks...................................  12
        Use of Proceeds..........................................................................  12
        Determination of Offering Price..........................................................  13
        Selling Security Holders.................................................................  13
        Plan of Distribution.....................................................................  15
        Legal Proceedings........................................................................  17
        Directors, Executive Officers, Promoters and Control Persons.............................  18
        Security Ownership of Certain Beneficial Owners and Management...........................  19
        Description of Securities................................................................  21
        Disclosure of Commission Position of Indemnification for Securities Act Liabilities......  21
        Description of Business..................................................................  22

        Management's Discussion and Analysis of Financial Condition
         and Results of Operations............................................................   27
        Description of Property................................................................  32
        Certain Relationships and Related Transactions.........................................  32
        Market for Common Equity and Related Stockholder Matters...............................  33
        Executive Compensation.................................................................  34
        Experts................................................................................  37
        Financial Statements...................................................................  38
        Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure...................................................  55
        Legal Matters..........................................................................  55
        Other Available Information............................................................  55

Part II:  Information Not Required in Prospectus
------------------------------------------------

        Indemnification of Directors and Officers..............................................  56
        Other Expenses of Issuance and Distribution............................................  56
        Recent Sales of Unregistered Securities................................................  56
        Exhibits...............................................................................  58
        Undertakings...........................................................................  60
        Signatures.............................................................................  61

                              PROSPECTUS SUMMARY

This Prospectus Summary highlights selected information contained in this Prospectus. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" beginning on page 3 and the section entitled "Financial Statements" beginning on page 38 of this Prospectus.

Unless otherwise indicated, this Prospectus assumes that none of the outstanding Convertible Debentures or Warrants described herein have been converted into shares of our common stock.

                                e resources inc

The Company
-----------

e resources inc ("e resources" or the "Company") is engaged primarily in operation of its wholly-owned subsidiaries, with a focus on the creation and development of innovative marketing, media and communications solutions. The Company has two operating subsidiaries, CareMart, Inc. ("CareMart") and Vistastream inc ("Vistastream"), and a third subsidiary in the early development stage, I'm On Air, Inc. ("IOA"), all of which are Delaware corporations.

In fiscal 2000, e resources was engaged in the development of a for-profit business incubator. The Company's business strategy was to develop, invest in and direct the business strategy of a network of companies with Internet, Intranet and electronic commerce based applications. e resources has recently redefined its business strategy, shifting its focus away from business incubation and towards development of innovative new media solutions that utilize existing technologies. The Company believes that recent technological advancements have expanded current media opportunities, and we anticipate those opportunities will continue to expand in the future. Accordingly, the Company believes that it has an opportunity to maximize shareholder value by refocusing the Company as a producer of marketing, media and communications solutions.

Two of the Company's subsidiaries currently have existing operations. Vistastream is a full-service video production house, as well as a producer, aggregator and broadcaster of streaming media programming for the Internet. CareMart operates as a value-added re-seller for a diverse line of health care products, and as a marketer and distributor of health care supplies for individual and institutional consumption. CareMart's products are marketed and sold primarily through the Company's web site, which is located on the World Wide Web at www.caremart.com.

As part of the Company's refocused business plans, in January 2001, the Company began considering the development of a communication and marketing system based on a proprietary digital media platform named "I'm On Air", a sales and marketing tool which the Company plans to market to organizations striving to advance brand awareness, sales and promotional opportunities, and market or 'mind' share within their target audiences. The Company envisions that I'm On Air, when developed, will provide organizations with the ability to create and distribute streamed video content over the Internet. I'm On Air is currently in the early stage of development, and over the next three to six months, the Company plans to develop a prototype of the I'm On Air product.

The Company also plans to consider potential acquisitions or mergers if the potential for increasing shareholder value exists, including opportunities outside the Company's current business plan. We believe that if we are successful in identifying and capitalizing on opportunities that are currently outside our business plan, it will result in increased shareholder value. There can be no assurance that we will be successful in our efforts to develop the Company into a marketing, media and communication company, or that the Company will be successful in identifying and acquiring other business opportunities.

The Offering
------------

We are filing this Registration Statement in connection with our sale of the Company's securities. On May 8, 2001, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Buyers", and sometimes referred to herein as the "Selling Security Holders") for the sale of 12% secured convertible debentures (the "Convertible Debentures"), in the principal amount of up to $600,000. The Convertible Debentures are convertible into shares of the Company's common stock. In addition, the Securities Purchase Agreement provides for the sale to the Buyers of warrants to purchase up to 600,000 shares of the Company's common stock (the "Warrants") at a price per share that fluctuates depending on the current market price. On May 8, 2001, the Buyers purchased an aggregate of $300,000 in principal of Convertible Debentures, plus Warrants to acquire 300,000 shares of the Company's common stock. The proceeds from the sale to the Company were $300,000, less $49,000 in expenses. The Buyers may purchase an additional $300,000 in Convertible Debentures and acquire an additional 300,000 in Warrants after this Registration Statement becomes effective. Additionally, as part of the sale of the Convertible Debentures and Warrants, we agreed to offer any future offerings of our securities first to the Buyers, for a period beginning on May 8, 2001 and ending 120 days after the effective date of the Registration Statement.

In connection with the sale of the Convertible Debentures and the Warrants, we granted certain demand and piggyback registration rights to the Buyers, and agreed to prepare this Registration Statement registering the securities underlying the Convertible Debentures and the Warrants. In addition, we granted a first priority security interest in substantially all the assets of the Company to secure our obligations under the Convertible Debentures and the Warrants. Christopher D. Curtis, our Chief Executive Officer, agreed to personally guarantee the Company's obligations to the Buyers. The terms and conditions of the sale are set forth in the following documents: the Securities Purchase Agreement, the form of Secured Convertible Debenture, the form of Stock Purchase Warrant, the Registration Rights Agreement, the Security Agreement, and the Guaranty and Pledge Agreement, all of which were filed with the Securities and Exchange Commission (the "SEC") as exhibits to our Current Report on Form 8-K dated May 14, 2001, and can be viewed on EDGAR.

                          FORWARD LOOKING STATEMENTS

This Registration Statement and other reports and statements filed by e resources from time to time with the SEC contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "intend," "anticipate," "believe," "estimate," "plan" and "expect" and variations of these words and similar expressions are intended to identify these forward-looking statements. All statements other than statements of historical facts contained in this Registration Statement, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of our Company for future operations, are forward-looking statements. We express our expectations, beliefs and projections in good faith and believe our expectations reflected in these forward-looking statements are based on reasonable assumptions; however, we cannot assure you that these expectations, beliefs or projections will prove to have been correct. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the Company's operations and results of operations, competitive factors and pricing pressures, risks inherent in acquisitions and business expansion, in addition to any uncertainties specifically identified in the text surrounding such statements and uncertainties with respect to changes or regulatory circumstances and conditions. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results may vary significantly from those anticipated, believed, estimated, expected, intended or planned.

Readers are referred to the caption "Risks Factors" appearing immediately after this section in this Prospectus, and to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 and its Quarterly Report on Form 10-QSB for the First Quarter of 2001, for additional factors that may affect our forward-looking statements (both of which are available for viewing on EDGAR). In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Registration Statement might not occur. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

                                 RISK FACTORS

Prospective investors should thoroughly read this section and carefully consider the following factors, which include the material risks our Company believes are associated with an investment in the Company. The following risks are not inclusive of all risks that may be encountered by the Company.

Limited Operating History:  Because we have a limited operating history, it is
-------------------------
difficult to evaluate our business and prospects.

The concept for e resources was developed in October 1999. The acquisition of the Company's operating subsidiaries, Vistastream and CareMart, were completed in February 2000 and April 2000, respectively. The Company's other subsidiary, IOA, is in its early development stage and has not yet begun operations. Consequently, even though we are a publicly traded company, e resources has a limited operating history for you to consider in evaluating our business and prospects. We have encountered, and will continue to encounter, risks, expenses and difficulties that early stage companies generally experience in a rapidly evolving market. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development. These risks are particularly severe among companies in new and rapidly evolving markets. It may be difficult or impossible to accurately forecast our operating results and evaluate our business and prospects based on our historical results.

Lack of Significant Revenues, Historical Losses:  Our Company lacks significant
-----------------------------------------------
revenues, and we have incurred losses historically.

Although our revenues increased in fiscal 2000 by approximately 25%, our operating expenses increased by a much greater margin. We cannot assure you that our revenues will continue to grow, and we anticipate that operating expenses will continue to increase. We incurred a net loss of $1,359,557 for the fiscal year ended December 31, 2000 and a net loss of $164,575 for the three month period ended March 31, 2001. We expect that we may incur operating losses for the foreseeable future. If the funds are available, we expect to invest heavily in developing IOA and in expanding our other businesses, all of which will place significant burdens on the Company. We will need to generate significant revenues to achieve and maintain profitability, and we may not be able to do so. Even if we do maintain profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, or if our operating expenses exceed our expectations, our financial results would be harmed. If our operating losses continue on a long term basis, our operations would be materially and adversely effected.

Going Concern Opinion:  We have a going concern emphasis paragraph in our
---------------------
independent auditor's opinion on our financial statements.

A going concern paragraph indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. Although this paragraph was issued prior to us obtaining financing through the Securities Purchase Agreement, we will need to obtain financing in addition to that already obtained through the Securities Purchase Agreement to fund future operations. If we are unsuccessful in obtaining such additional financing, we may not be able to continue operations. Additionally, the inclusion of a going concern emphasis paragraph in our financial statements may impact our ability to attract customers and investors, and may hinder us in obtaining financing.

Need for Additional Capital:  We will need to raise additional funds, and these
---------------------------
funds may not be available when we need them.

Based on our current plans, we believe that our cash in hand and cash generated from operations will be sufficient to fund our operations for at least six to ten months from the date of our last financing (May 8, 2001). After this time, we will need to raise additional funds to operate our businesses, support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies, and respond to unanticipated events. There can be no assurance that additional financing will be available when needed on favorable terms, or at all. If these funds are not available when we need them, we may need to change our business strategy or reduce our operations. In addition, any issuance of additional equity securities will dilute the ownership interest of our existing shareholders and the issuance of additional debt securities may increase the perceived risk of investing in our Company.

Dilution Risk:  The issuance of shares of our common stock will result in
-------------
dilution.

The issuance of shares upon conversion of the Convertible Debentures and exercise of the Warrants will have a dilutive effect on our common stock and may lower our stock price. We have reserved a significant number of shares of our common stock for issuance upon conversion of the Convertible Debentures and the exercise of the Warrants. Under the Securities Purchase Agreement, as of the date of this Prospectus we have outstanding $300,000 in principal amount of Convertible Debentures that can be converted into shares of our common stock, as well as Warrants to acquire 300,000 shares of our common stock. Within 30 days after the effective date of the Registration Statement covering the shares offered in this Prospectus, additional Convertible Debentures in the approximate amount of $300,000 may be sold, together with Warrants to acquire an additional 300,000 shares of common stock. The number of shares we will issue upon the conversion of the Convertible Debentures fluctuates with the market price of our common stock, and cannot be determined until the day of conversion. Additionally, there is no limit on the number of shares of our common stock that may be issued upon the conversion of the Convertible Debentures.

The Convertible Debentures have a conversion price that is equal to the lesser of (a) $0.03 per share, and (b) 50% of the average of the lowest three inter-day prices on the OTC Bulletin Board (which need not occur on consecutive trading days) during the 20 trading days immediately preceding the applicable conversion date. Thus, the Convertible Debentures will be converted at price below the current market price on the conversion date. If conversion occurs, shareholders may be subject to an immediate dilution in their per share net tangible book value. Currently, the outstanding principal of the Convertible Debentures in the amount of $300,000, plus accrued interest, may be converted into common stock at any time prior to the maturity date of May 8, 2002. If additional Convertible Debentures are issued, the principal and interest would be convertible into shares of common stock on similar terms, thus increasing the potential for dilution of other shareholders' interests in the Company.

As previously noted, on May 8, 2001, Warrants to purchase 300,000 shares of our common stock were issued under the Securities Purchase Agreement. The Warrants can be exercised at any time through May 8, 2004. The Warrants have an exercise price equal to the lesser of (a) $0.025 per share, and (b) the average of the lowest three inter-day trading prices on the OTC Bulletin Board (which need not occur on consecutive trading days) during the 20 trading days immediately preceding the exercise date. If additional Warrants are issued, the potential for dilution of other shareholders' interests in the Company would increase.

As of the date of this Prospectus, e resources has reserved for conversion 200% of the minimum number of shares of common stock which may be issuable upon conversion of all Convertible Debentures (plus conversion of interest and additional expenses) and exercise of the Warrants in full, or 41,200,000 shares of authorized and unissued common stock. This reserve amount is our good faith estimate of the number of shares that the Company believes it needs to reserve, pursuant to the terms of the Securities Purchase Agreement, but more or less shares may be needed, depending upon the market price of the Company's common stock. e resources can provide no assurance as to how many shares it will ultimately need to issue upon conversion of the Convertible Debentures. If e resources is required to issue additional shares, e resources will be required to file a registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will dilute our common stock per share net tangible book value and may result in a decline in our stock price.

e resources has agreed to issue 175,000 shares to a consultant of the Company in connection with services rendered to the Company in fiscal 2001. Issuance of these shares will dilute shareholders' interests. In addition, the Company has an additional 172,000 shares reserved in connection with warrants issued to certain consultants in exchange for services which were provided to the Company in fiscal 2000. The warrants are exercisable at a price of $2.50 per share, and may be exercised at any time prior to December 31, 2010. These warrants are not related to the Securities Purchase Agreement. If these warrants are exercised, the other shareholders' interests in the Company may be diluted.

Importance of Growth Management:  We must effectively manage the growth of our
-------------------------------
operations, or our Company will suffer.

Our ability to successfully offer competitive services and implement our business plan in a rapidly evolving market requires an effective planning and management process. If funding for operations is available, we intend to develop and implement IOA, as well as increase the scope of our other operations, which may require additional personnel. From December 31, 1999 to December 31, 2000, our total number of employees increased from two to approximately seven. Our operations growth has placed and will continue to place a significant strain on our management systems, infrastructure and resources. We will need to continue to improve our financial and managerial controls and reporting systems and procedures, and will need to continue to expand, train and manage our workforce. Furthermore, we expect that we will be required to manage an increasing number of relationships with strategic and alliance partners and other third parties, some of whom may have competitive interests. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

Acquisition Risks:  We plan to engage in acquisitions, which could consume
-----------------
resources and have an adverse impact on our business and financial condition.

If funding is available, we plan to explore the possibility of acquiring other businesses. Any future acquisitions would expose us to risks, including risks associated with assimilating new operations, technologies and personnel; diversion of resources from our existing businesses; inability to generate revenues sufficient to offset associated acquisition costs; and risks associated with the maintenance of uniform standards, controls, procedures and policies. Acquisitions may also result in additional expenses from amortizing acquired intangible assets. We may not be able to overcome these risks or any other problems associated with such acquisitions. Our inability to overcome these risks could adversely affect our business and financial condition.

Competition:  We face substantial competition from numerous sources, many of
-----------
which have access to better resources.

We encounter intense competition in all aspects of our business, and we expect this competition to increase. Barriers to entry in our markets are not significant, and current and new competitors may be able to launch new businesses similar to CareMart, Vistastream and IOA at a relatively low cost.
We compete with Internet businesses, as well as traditional brick-and-mortar companies, most of whom have more resources than we do. If we are unable to compete effectively with our competitors, our financial condition could be adversely affected. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not harm our business.

Concentration of Shareholder Control:  Our Directors currently control
------------------------------------
approximately 58% of the Company.

The current members of the Board of Directors of e resources beneficially own in the aggregate approximately 58% of the issued and outstanding shares of the Company's common stock. Accordingly, the directors are collectively able to control e resources, elect all of its directors and generally direct the affairs of the Company. Similarly, minority shareholders may be unable to elect any of our directors, because our shareholders cannot accumulate the votes in the amount necessary to elect a director. The voting power of our majority shareholders may delay or prevent a change in control of our Company.

Dependence upon Current Officers and Directors and Need for Additional
----------------------------------------------------------------------
Personnel:  Investors must rely on our current officers and directors for the
---------
success of their investment, and we will need to attract additional personnel.

We are dependent upon Christopher D. Curtis, our Chief Executive Officer, and our President, Charles C. Cunningham, to continue in the current performance of their current duties with the Company. The stability and growth of e resources would be significantly compromised if these members of management were unable or unwilling to perform their responsibilities. In addition, we will need to attract and retain additional technical and management personnel in order to successfully grow our Company. We anticipate additional personnel will be expensive, and the Company may not have the necessary funds to hire the personnel it needs to grow. If we are unable to attract and retain qualified management and technical personnel when they are needed, our businesses could suffer.

Dependence Upon the Internet:  Our success depends on continued growth of the
----------------------------
Internet.

Two of our subsidiaries, CareMart and IOA, depend on the growing use and acceptance of the Internet as an effective medium of information exchange by companies. Rapid growth in the use of and interest in the Internet is a recent development. No one can be certain that acceptance and use of the Internet will continue to develop or that a sufficiently broad base of companies will adopt and continue to use the Internet as a medium of information exchange.

The Internet may fail as a medium of information transfer for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies, including security technology and performance improvements. For example, if the number of Internet users or their use of Internet resources continues to grow, it may overwhelm the existing Internet infrastructure. Delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity or increased governmental regulation could also have a similar effect. In addition, growth in Internet usage which is not matched by comparable growth in the infrastructure supporting Internet usage could result in slower response times or adversely affect usage of the Internet. All of these of these risks may directly impact our subsidiaries, thus having an indirect negative impact on the Company.

Vulnerability of Computer System:  The security of our computer system could be
--------------------------------
breached.

Despite our implementation of security measures, our computer system is vulnerable to computer viruses, electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We may be required to expend significant capital and other resources to license encryption or other technologies to protect against security breaches or to alleviate problems caused by such breaches. Our failure to prevent security breaches could have a material adverse effect on our business and operating results.

Reliance Upon Internet Infrastructure:  We rely upon the Internet
-------------------------------------
infrastructure, which is outside of our control.

The success of at least two of our subsidiaries, CareMart and IOA, depend in large part on other companies maintaining the Internet infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and services. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth. In addition, the Internet could lose its viability as a marketplace and medium of information exchange due to delays in the development or adoption of new standards and protocols to process increased levels of Internet activity. Any such degradation of Internet performance or reliability could decrease the use of the Internet by companies and cause them to reduce their Internet expenditures. If other companies do not develop the infrastructure or complementary products and services necessary to establish and maintain the Internet as a viable medium of information exchange, our business could suffer.

Future Government Regulation:  Future governmental regulation and privacy
----------------------------
concerns could adversely affect our business.

The Internet is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to the Internet. However, due to the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations, and it is possible that a number of laws or regulations may be adopted with respect to the Internet relating to such issues as user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership.

The adoption of any such laws or regulations may decrease the growth in the use of the Internet, which could in turn decrease the demand for e-business solutions, increase our cost of doing business, or otherwise have a material adverse effect on our business. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on our business.

A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Any such taxes may, directly or indirectly, affect our Company. Foreign countries also may tax Internet transactions. Any such taxes could have a material adverse effect on our business.

Rapid Technological Changes:  Rapid technological changes affect our business,
---------------------------
and we must adapt to these changes in order to be competitive.

Rapidly changing technology, evolving industry standards, increasing demands and frequent new product and service introductions characterize all of the Company's markets. The early stage of our development exacerbates the effect of such change. In addition, we rely on other businesses to develop and expand our technologies. Our future success will depend in part on our ability to improve the performance, content and reliability of our services, possibly through acquisition of emerging technologies. Our efforts in these areas may not be successful. If a large number of our competitors adopt new technologies or standards, we may need to incur substantial expenditures modifying or adapting our services.

Technological Obsolescence:  Our technology could become obsolete.
--------------------------

CareMart, Vistastream and IOA each depend upon currently available technologies. Technology is in a rapid state of expansion, and new technologies could render our current technologies obsolete. In that event, we would have to adapt to new technologies to maintain our businesses, which could be expensive. If our technologies become obsolete, or we fail to recognize and adapt to new technologies, our Company would likely suffer.

Unproven Business Model:  Our business strategy is evolving and unproven.
-----------------------

We recently decided to change our business strategy. Accordingly, our business model is new and unproven and will need to continue to develop. Our new business model may not be successful, and we may need to again change it.
Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our marketing, media and communication solutions to our clients and to develop new clients, and we may not be successful in our endeavors. We intend to continue to develop our business model as the demand for marketing, media and communication services evolves.

Need for Marketing and Promotion:  We need to successfully promote and market
--------------------------------
our Company, which is expensive.

Developing and maintaining awareness and recognition of e resources and our subsidiaries, CareMart, Vistastream, and IOA is critical to achieving widespread acceptance of our services. Further, the importance of recognition will increase as competition in our markets increase. Successfully promoting and marketing CareMart, Vistastream and IOA will depend on the effectiveness of our marketing efforts. Therefore, we may need to increase our financial commitment to creating and maintaining awareness among our target customers. If we fail to successfully market and promote the Company or if we incur significant expenses promoting and marketing the Company, it would have a material adverse effect on our results of operations.

Lack of Diversity:  Our businesses are not diversified.
-----------------

All of our subsidiaries, CareMart, Vistastream, and IOA are technology-oriented businesses, and accordingly are dependent upon trends in the technology sector. Downturns in the technology sector have a material adverse effect on our businesses, even if our businesses our successful. For example, a downturn in the technology sector may reduce the need for our services, and may reduce our stock price. Over the past year, the downward trend in the technology sector has had an adverse impact on our businesses. If the downward trend in the technology sector continues, it could have a material adverse effect on the results of our operations.

Lack of Liquidity:  We lack sources of liquidity.
-----------------

We have limited access to sources of liquidity. Although we recently received $300,000 in funding (less $49,000 in expenses) under the Securities Purchase Agreement, there is no guarantee that we will receive any additional funding under the Securities Purchase Agreement. We currently have no credit extended from any bank, and we may not be able to obtain bank financing in the future.
We may not be able to attract additional investors to the Company, and we need additional financing to execute our business plan. Even if we are able to attract additional investors or otherwise obtain additional financing, our lack of liquidity could cause the Company to suffer if unexpected expenses arise or
if revenues fail to meet our expectations.   If we are unsuccessful in obtaining
additional sources of liquidity, it could have a material adverse impact on our Company.

Risks Associated with OTC Bulletin Board Trading:  There are risks associated
------------------------------------------------
with our stock trading on the OTC Bulletin Board rather than a national exchange.

There are significant consequences associated with our stock trading on the OTC Bulletin Board rather than a national exchange. We cannot assure that a regular trading market for our common stock can be sustained. OTC Bulletin Board trading affords us limited market liquidity. Consequently, the trading market for our common stock may be adversely affected by the influx of shares offered pursuant to this Prospectus. Although it is impossible to predict market influences and prospective values for securities, an increase in the number of shares our common stock available for public sale may adversely affect our trading market. We anticipate that the market price for our common stock may be volatile and shift dramatically based on the success of our operations, among other factors. Stock markets also have experienced, and continue to experience, extreme price and volume fluctuations in the market price of small capitalization companies. These fluctuations may be unrelated to the Company's operating performance. These market fluctuations, as well as general economic and political conditions, may adversely affect our common stock's market price. The effects of not being able to list our securities on a national exchange include limited release of the market prices of our securities, limited coverage of the Company, and volatility of our stock prices due to low trading volume. The foregoing factors may limit our ability to issue additional securities or to secure additional financing.

Penny Stock Risks:  As a "penny stock," we face possible limitations on our
-----------------
trading activities.

The SEC has adopted regulations restricting the trading of certain low priced securities referred to as "penny stock". Under these regulations, penny stock is defined as any equity security with a market price less than $5.00 per share. This definition excepts any equity security listed on the Nasdaq National Market System or SmallCap Market and any equity security issued by an issuer that has
(a) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (b) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (c) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. We currently do not meet any of the exemptions and thus must comply with the penny stock regulations. These regulations provide that unless an exemption is available, a penny stock transaction must be preceded by the delivery of a disclosure schedule explaining the penny stock market and its risks. In addition, under these regulations certain broker/dealers who recommend such securities to persons other than established customers and certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to a sale. Our common stock presently constitutes a penny stock; accordingly, trading activities for our common stock may be more difficult to execute than trading activities for securities not defined as penny stocks. This trading limitation may depress the market for our securities and hinder investors' ability to dispose of our securities.

Lack of Dividends:  We have not paid dividends in the past, and do not
-----------------
anticipate paying dividends in the future.

We have not paid or declared cash dividends to the holders of our common stock, and do not intend to do so in the foreseeable future. Our Board of Directors is empowered to declare dividends, if any, to holders of our common stock, based upon our earnings, capital requirements, financial condition, and other relevant factors. We cannot assure that we will ever pay dividends to the holders of our common stock.

Forward-Looking Statements and Associated Risks.
-----------------------------------------------

Our Company believes that this Prospectus contains forward-looking statements, including statements regarding, among other items, e resources' future plans and growth strategies and anticipated trends in the industry in which e resources operates. These forward-looking statements are based largely on events outside of e resources' control. Actual results could differ materially from these forward-looking statements as a result of factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein should not be regarded as a representation by e resources or any other person that the objectives and plans of the Company will be achieved.

                                USE OF PROCEEDS

This Prospectus has been distributed solely to permit AJW Partners, LLC and New Millennium Capital Partners II, LLC (the "Selling Security Holders") to offer and sell the shares underlying the Convertible Debentures and the Warrants. Consequently, unless the Company issues additional Convertible Debentures and Warrants to the Selling Security Holders, or the Selling Security Holders choose to exercise their Warrants, the Selling Security Holders will receive all the proceeds, and e resources will receive no proceeds, from the sale of the shares being offered pursuant to this Prospectus.

However, e resources received $300,000, less expenses in the amount of $49,000, through issuance of the Convertible Debentures and Warrants pursuant to the Securities Purchase Agreement. The proceeds received by the Company from the sale of the Convertible Debentures and Warrants will be used by the Company for general working capital, and to fund the development of IOA. The Company plans to use approximately $50,000 of proceeds already received to create a prototype of the I'm On Air product at an approximate cost of $22,000 to $25,000, and to purchase equipment which will operate I'm On Air, at an approximate cost of $25,000. In addition, $50,000 of the proceeds was used to repay a portion of the principal owed on a promissory note to Christopher P. Curtis, our Chief Executive Officer (see "Certain Relationships and Related Transactions", beginning on page 32 of this Registration Statement).

The Company anticipates that it may receive an additional $300,000, less expenses, within 30 days after the effectiveness of this Registration Statement from the sale of additional Convertible Debentures and Warrants to the Selling Security Holders. In addition, e resources could receive additional funding upon the exercise of all currently issued Warrants, and the exercise of any additional Warrants issued, in an indeterminable amount which depends upon the trading price of our common stock. We intend to use the proceeds received from the issuance of any additional Convertible Debentures and the exercise of any Warrants to fund the development of IOA, as well as for working capital and general corporate purposes. In addition, if the Company receives additional funding, it intends to repay an additional $50,000 in principal on the promissory note to Christopher P. Curtis, mentioned in the previous paragraph. There can be no assurance that any additional Convertible Debentures or Warrants will be issued or that any of the Warrants will be exercised, and consequently, we cannot assure you that the Company will receive any additional proceeds related to this offering.

                        DETERMINATION OF OFFERING PRICE

This offering is being affected solely to allow the Selling Security Holders to sell the shares underlying the Convertible Debentures and the Warrants. Upon converting the Convertible Debentures or exercising the Warrants, the Selling Security Holders may sell some or all of their shares at the time and price that they choose. On any given day, the price per share is likely to be based on the bid price for the Company's common stock as quoted on the OTC Bulletin Board on the date of sale, unless shares are sold in private transactions. Consequently, the Company cannot currently make a determination of the price at which shares offered pursuant to this Prospectus may be sold.

                           SELLING SECURITY HOLDERS

The following table sets forth information concerning the sale of shares of common stock by the Selling Security Holders. The table reflects the number of shares issuable, pursuant to the Securities Purchase Agreement, upon conversion of the Convertible Debentures and exercise of the Warrants. The Company will not receive any proceeds from the resale of the common stock by the Selling Security Holders. However, if the Company issues additional Convertible Debentures and Warrants, or any of the Warrants are exercised, the Company would receive additional proceeds. The table is based upon the assumption that, pursuant to the terms of the Securities Purchase Agreement, all Convertible Debentures and Warrants that may be issued are issued, and all Warrants are exercised. Assuming all shares registered are sold by the Selling Security Holders, none of the Selling Security Holders will continue to own any shares of our common stock after this offering.

The following table also sets forth (a) the name of each Selling Security Holder; (b) the number of shares of common stock beneficially owned by each Selling Security Holder, (c) the number of shares of common stock that may be sold in this offering by each Selling Security Holder, and (d) the number of shares of common stock each Selling Security Holder will own after the offering, assuming they sell all of the shares offered. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants, convertible securities or other purchase rights, to the extent exercisable within 60 days of the date of this Prospectus, are treated as outstanding for purposes of computing each Selling Security Holder's percentage ownership of outstanding common shares.

The number of shares set forth in the table for the Selling Security Holders represents an estimate of the number of shares of common stock to be offered by the Selling Security Holders. The actual number of shares of common stock issuable upon conversion of the Convertible

Debentures and exercise of the Warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending upon factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this Prospectus, and included in the Registration Statement of which this Prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Convertible Debentures and exercise of the Warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 of the Securities Act. Under the terms of the Convertible Debentures, if the Convertible Debentures had actually been converted on June 11, 2001, the conversion price would have been $0.03 per share. Under the terms of the Warrants, if the Warrants had actually been converted on June 11, 2001, the exercise price would have been $.025 per share.

Under the terms of the Convertible Debentures and the Warrants, the Convertible Debentures are convertible and the Warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of Convertible Debentures or unexercised portions of the Warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Act of 1934, as amended (the "Exchange Act"). Accordingly, the number of shares of common stock set forth in the table for the Selling Security Holders exceeds the number of shares of common stock that the Selling Security Holders could own beneficially at any given time through their ownership of the Convertible Debentures and the Warrants. In this regard, the beneficial ownership of the common stock by the Selling Security Holders set forth in the table exceeds the number of shares which would be considered beneficially owned at any given time in accordance with Rule 13d-3 under the Exchange Act.

---------------------------------------------------------------------------------------------------------
                           Number of                              Number of         Percentage of
     Name of                Shares                                 Shares              Shares
   Beneficial            Beneficially         Number of         Beneficially        Beneficially
 Owner of Shares         Owned before       Shares Offered     Owned after the     Owned after the
   Offered (1)         the  Offering (2)      for Sale           Offering (3)        Offering (3)
---------------------------------------------------------------------------------------------------------
AJW Partners, LLC         20,600,000         20,600,000              -0-                 -0-
---------------------------------------------------------------------------------------------------------
New Millennium
Capital Partners
  II, LLC                 20,600,000         20,600,000              -0-                 -0-
---------------------------------------------------------------------------------------------------------

(1) No Selling Security Holder has held any position or office, or has had any material relationship with or has been affiliated with, the Company or any of its affiliates in the past three years.

(2) Assumes that all additional Convertible Debentures and Warrants that may be issued pursuant to the terms of the Securities Purchase Agreement are issued.

(3) Assumes that any shares underlying the Convertible Debentures which are converted, and any Warrants which are exercised are immediately issued and sold contemporaneously with such conversion or exercise.

                             PLAN OF DISTRIBUTION

The Selling Security Holders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or on any other stock exchange, market, or trading facility on which the shares are traded, or in private transactions. These sales may be made pursuant to fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

   . Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

   . Block trades in which the broker-dealer will attempt to sell the shares as an agent, but may position and sell a portion of the block as principal to facilitate the transaction;

   . Purchases by a broker-dealer as a principal and resale by the broker-dealer for its own account;

   .   An exchange distribution following the rules of the applicable exchange;

   .   Privately negotiated transactions;

   .   The issuance of options covering the shares;

   . Short sales or sales of shares not previously owned by the Selling Security Holder;

   . Broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share; and

   .   A combination of any such methods of sale, or any other lawful method.

   The Selling Security Holders may also engage in:

   . Short selling against the box, which is making a short sale when the seller already owns the shares;

   . Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date;

   . Selling under Rule 144 under the Securities Act, if available, rather than under this Prospectus;

   . Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the Selling Security Holder; and

   . Pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

The sale price to the public may be any of the following:

   .   The market price prevailing at the time of sale;

   .   A price related to such prevailing market price;

   .   Negotiated prices; or

   . Such other price as the Selling Security Holders may determine from time to time.


The Selling Security Holders shall have the sole and absolute discretion not to accept any purchase offer or to make any sale of shares if they deem the purchase price to be unsatisfactory at any given time.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commissions from the purchaser in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Security Holders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commission received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

The Selling Security Holders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. No Selling Security Holder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a Selling Security Holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this Prospectus.

The Selling Security Holders and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, the provisions of Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Security Holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commission or other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the Selling Security Holders and their officers, directors, employees and agents, and each person who controls any Selling Security Holder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each Selling Security Holder had agreed to indemnity the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If we are notified by the Selling Security Holder that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the Registration Statement of which this Prospectus is a part, and file a supplement to this Prospectus to describe the agreements between the Selling Security Holder and the broker-dealer.

                               LEGAL PROCEEDINGS

On January 29, 2001, the Company filed suit against Sheilds Publishing Group, Inc. ("SPG"), for breach of contract. The lawsuit is styled as e resources inc.
v. Shields Publishing Group, Inc., Cause No. 2001-50025-367 and is filed in the 367/th/ Judicial District Court of Denton County, Texas. The Company had entered into an agreement with SPG on or about August 9, 2000 (the "SPG Agreement"), pursuant to which the Company engaged SPG to create and distribute an informative advertisement featuring the Company. Before SPG fully performed its obligations under the contract, it terminated the SPG Agreement claiming the Company had failed to make certain disclosures required pursuant to the SPG Agreement. The Company, in turn, filed suit against SPG seeking damages for breach of contract and a declaratory judgment that the Company did not breach the SPG Agreement. The Company sought to recover unspecified damages for SPG's breach of contract, and for attorney's fees in connection with the lawsuit.

On May 8th, 2001, the court entered a default judgment in favor of e resources, and entered an order in favor of the Company in the amount of $300,000 plus attorneys' fees and costs. However, the default judgment could be overturned, and there is no assurance that the Company will be successful in recovering any of the money awarded to it pursuant to the order.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth as of June 11, 2001, the name, age, and position of each executive officer and director and the term of office for each director of the Company.

------------------------------------------------------------------------------------------------
         Name                     Age                   Position              Director Since
------------------------------------------------------------------------------------------------
Robert L. Matzig                  44              Chairman of the Board        December 1995
                                                       / Director
------------------------------------------------------------------------------------------------
Christopher D. Curtis             39                CEO / Secretary /          February 2000
                                                        Director
------------------------------------------------------------------------------------------------
Charles C. Cunningham             42              President / Treasurer          April 2000
                                                       / Director
------------------------------------------------------------------------------------------------

Biographical Information
------------------------

Set forth below is certain biographical information for each of the Company's officers and directors:

Robert L. Matzig. Mr. Matzig currently serves as a director of the Company and as Chairman of the Board. His professional career began with Lacerte Software Corporation, in direct sales of software products. He worked for three years with Arthur Andersen & Company managing a direct sales force selling software products to nationwide tax professionals. He held similar positions with Accountants Micro Systems, Inc. and SCS/Compute, before joining Rosenthal Collins Group in 1993 to work with client development and marketing programs for commodity traders and managed accounts. Mr. Matzig joined the Company (then Dryden Industries, Inc.) in September 1995, and was appointed to the positions of President and Chief Executive Officer in December 1995. Mr. Matzig served as Chief Executive Officer until February 2000, and as President until April 2000, when those offices were filled by Mr. Curtis and Mr. Cunningham, respectively. Mr. Matzig is a 1979 graduate of Texas Christian University.

Christopher D. Curtis Mr. Curtis currently serves as a director, Chief Executive Officer and Secretary of the Company. Mr. Curtis is the founder and Chairman of Vista, the predecessor company to Vistastream. Mr. Curtis became a director in February 2000 pursuant to the contribution of Vista interests to the Company, and became Chief Executive Officer and Secretary of the Company in April 2000 pursuant to the Merger Agreement between the Company and CareMart, Inc. From 1995 to 1998, Mr. Curtis served as President of ScreenWorks, a provider of mobile stadium-sized video screens and programming for special events in the world. Mr. Curtis remains a paid consultant for ScreenWorks. Mr. Curtis is currently serving as the interim Chairman of the Board of Bordercomm Inc., which filed for chapter 11 bankruptcy in May 2001, as well as a member of the Board of Directors of CompTech Sales Inc. He is also a partner in KKC Properties, a commercial real estate development company and an investor in Hook Partners III and Hook Communications Partners, two funds that specialize in venture capital investments. Mr. Curtis is a 1983 graduate of Texas Christian University with a Bachelor of Science degree in Journalism with an emphasis in Advertising/Public Relations.

Charles C. Cunningham. Mr. Cunningham currently serves as a director, President and Treasurer of the Company. Mr. Cunningham was appointed to these offices in April, 2000 pursuant to the Merger Agreement between the Company and CareMart, Inc. Founded in 1998 by Mr. Cunningham, CareMart is an online niche marketer and distributor of home healthcare products and supplies for general and institutional consumption. Prior to founding CareMart, Mr. Cunningham served as an Investment Banker and Financial Analyst for Buis & Co., specializing in mergers and acquisitions and corporate valuations. Before joining Buis & Co., Mr. Cunningham was a cofounder of and served as Vice President and Chief Financial Officer for the site management firm, NatureScapes. Mr. Cunningham was formerly employed by the American Broadcasting Company ("ABC") as an executive responsible for the casting of potential programs to join the prime-time programming slate. Mr. Cunningham also serves on the Board of Directors of Cunningham & Cunningham Investment Company, an investment company that manages a privately owned stock portfolio. He is a financial principal for the Company and is a licensed broker in good standing, holding Series 7 and Series 24 licenses. In 1982, Mr. Cunningham graduated with honors from Texas Christian University with a Bachelor of Business Degree. In addition to his undergraduate degree, he holds a Masters of Business Administration Degree from Baylor University.

None of the officers or directors of the Company had directorships of any other SEC reporting companies. None of the officers or directors is personally involved in any legal proceedings. Each director serves until the next annual meeting of the shareholders and until his successor is elected and qualified or until his death, resignation or removal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

The following table sets forth as of June 11, 2001, the name and the number of shares of the Company's common stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 14,700,958 issued and outstanding shares of the Company's common stock, and the name and shareholdings of each director and of all officers and directors as a group.

                Security Ownership Of Management of the Company
                -----------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                              Amount of        Nature of
 Title of                  Name                               Beneficial     Beneficial (1)    Percentage of
  Class                and Address           Position         Ownership        Ownership           Class
---------------------------------------------------------------------------------------------------------------
Common          Robert L. Matzig             Chairman of
                4240 Castle Rock Court,       the Board,      2,500,000          Direct             17%
                Irving, Texas  75038           Director
---------------------------------------------------------------------------------------------------------------
Common          Christopher D. Curtis            CEO,
                304 North Highway 377,        Secretary,      3,158,304 (2)      Direct             21.5%
                Roanoke, Texas  76262          Director
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Common          Charles C. Cunningham         President,
                304 North Highway 377,        Treasurer,      2,899,173 (3)      Direct             19.7%
                Roanoke, Texas  76262          Director
---------------------------------------------------------------------------------------------------------------
Common          G. Patrick Kevlin             Beneficial
                6100 Sawgrass Drive,            Owner           816,040          Direct              5.6%
                Flower, Mound, Texas
                75028
---------------------------------------------------------------------------------------------------------------
 All Officers
 and Directors                                                8,557,477                             58.2%
 as a Group (4)
---------------------------------------------------------------------------------------------------------------

(1) All shares owned directly are owned beneficially and of record and such shareholder has sole voting, investment, and dispositive power, unless otherwise noted.

(2) Contains 275,000 options to purchase the Company's common stock. See the notes to the table "Option Grants for Fiscal 2000" on page 35 of this Registration Statement for information regarding the vesting schedule and conditions of such options.

(3) Contains 62,500 options to purchase the Company's common stock. See the notes to the table "Option Grants for Fiscal 2000" on page 35 of this Registration Statement for information regarding the vesting schedule and conditions of such options.

(4) The group consists of three persons, Robert L. Matzig, Christopher D. Curtis and Charles C. Cunningham.

Changes in Control
------------------

Currently, our officers and directors as a group own 58.2% of the issued and outstanding shares of the Company's common stock, and thus are able to effectively control the Company. However, if through the conversion of the Convertible Debentures and the exercise of the Warrants, the percentage of issued and outstanding common stock owned by the Company's officers and directors drops below 50%, the Company's officers and directors may lose their ability to control the Company.

As of the date of this Prospectus, none of the Convertible Debentures have been converted to shares of our common stock, and none of the Warrants have been exercised. However, as of the date of this Prospectus, the Company has reserved 41,200,000 shares of common stock for issuance upon conversion of the Convertible Debentures and exercise of the Warrants. Additional shares may be needed upon conversion of the Convertible Debentures and exercise of the Warrants, depending upon the market price of the Company's common stock. The ability of the Company's officers and directors to continue controlling the Company will depend upon whether and the extent to which the Convertible Debentures are converted and the Warrants are exercised. Because we do not know the extent to which, if any, the Convertible Debentures will be converted and the Warrants will be exercised, and the conversion price for the Convertible Debentures and the exercise price of the Warrants fluctuates with the price of our common stock, we are unable to accurately forecast how many shares of common stock will ultimately be issued by the Company. We are therefore unable to accurately predict whether or not a change in control will occur.

                           DESCRIPTION OF SECURITIES

The Company's authorized stock consists of 250,000,000 shares of common stock, par value $.001 per share. The Company has no authorized preferred stock. The holders of the Company's common stock:

     . have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Company's board of directors;

     . are entitled to share ratably in all of the Company's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Company's affairs;

     . do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     . are entitled to one vote per share on all matters on which shareholders may vote.

Non-Cumulative Voting
---------------------

Holders of shares of the Company's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and in such event the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends
--------------

As of the date of this Prospectus, we have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to any provisions contained in the Certificate of Incorporation, or Bylaws, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            DESCRIPTION OF BUSINESS

e resources is engaged primarily in the operation of its wholly-owned subsidiaries, with a focus on the creation and development of innovative marketing, media and communications solutions. The Company has two operating subsidiaries, CareMart, and Vistastream, and a third subsidiary in the early development stage, IOA, all of which are Delaware corporations.

In fiscal 2000, e resources was engaged in the development of a for-profit business incubator. The Company's business strategy was to develop, invest in and direct the business strategy of a network of companies with Internet, Intranet and electronic commerce based applications. The Company intended to operate its business incubation concept through its former subsidiary, eGROW Inc. ("eGrow").

e resources has recently redefined its business strategy, shifting its focus away from business incubation and towards development of innovative new media solutions that utilize existing technologies. Our change in strategy was predicated by the disappointing results of the majority of publicly-held incubators in fiscal 2000. The Company believes that recent technological advancements have expanded current media opportunities, and we anticipate those opportunities will continue to expand in the future. Accordingly, the Company believes that it has an opportunity to maximize shareholder value by refocusing the Company as a producer of marketing, media and communications solutions. As the Company began its shift its strategy away from business incubation and towards marketing, media and communication, we decided not to proceed with development of eGROW. The Company no longer anticipates development of a business incubator.

I'm On Air
----------

As part of the Company's refocused business plans, in January 2001, the Company began considering the development of a communication and marketing system based on a proprietary digital media platform named "I'm On Air", a sales and marketing tool which the Company plans to market to organizations striving to advance brand awareness, sales and promotional opportunities, and market or 'mind' share within their target audiences. The Company envisions that I'm On Air, when developed, will provide organizations with the ability to create and distribute streamed video content over the Internet. The Company plans to target companies that place high value on brand awareness marketing activities as IOA's initial customers.

IOA is currently in the early stage of development, and over the next three to six months, the Company plans to develop a prototype of the I'm On Air product. We cannot assure you, however, that we will be successful in developing IOA, or that its development will increase shareholder value.

The Company also plans to consider potential acquisitions or mergers if the potential for increasing shareholder value exists, including opportunities outside the Company's current business plan. We believe that if we are successful in identifying and capitalizing on opportunities that are currently outside our business plan, it will result in increased shareholder value. There can be no assurance that we will be successful in our efforts to develop the Company into a marketing, media and communication company, or that the Company will be successful in identifying and acquiring other business opportunities.

The Company's two subsidiaries which have current operations, CareMart and Vistastream, are described below.

CareMart
--------

CareMart operates as a value-added re-seller for a diverse line of health care products, and as a marketer and distributor of health care supplies for individual and institutional consumption. CareMart markets its products to the health care providers and caregivers of people suffering from reduced or impaired mobility and self-care limitations due to age, injuries or disease. CareMart's products are marketed and sold primarily through the Company's web site, which is located on the World Wide Web at www.caremart.com.
                                                ----------------

CareMart operates in the home medical equipment ("HME") distribution market, which includes home health care products, physical rehabilitation products and other disposable and non-disposable products used for the recovery and long-term care of patients. There are an estimated 10,000 HME dealers in the United States, where CareMart operates its business. CareMart's competitors in the HME distribution market include independent HME dealers, medical/surgical distributors, and home health agencies and providers which deliver HME products to patients bundled with nursing services. In addition, many of the estimated 10,000 HME companies have established a web presence which compete directly with CareMart for Internet sales, including allegro.com and selfcare.com. CareMart competes, directly and indirectly, with all of these companies. Although our Company believes that CareMart has the potential to be profitable in the future, there can be no assurance that this will occur.

CareMart's product portfolio consists of a diverse array of hundreds of consumable products, from allergy and wound care products to durable home medical equipment, including such items as wheelchairs and transport chairs. CareMart's online shopping system and catalog make it easy for customers to place orders over the Internet, which are then shipped to the customer directly from the manufacturer or wholesale supplier under the Company's delivery instructions. CareMart presently has no plans to carry an inventory of the products and items that it markets.

To date, CareMart has not spent substantial capital on marketing its web site presence. The majority of the Company's customers locate its web site through online searches or by word of mouth. Given the recent demise of several Internet retailers, our Company has decided that it will not undertake an expensive customer acquisition strategy for CareMart in the near future in order to maintain its costs at a manageable level. Such campaigns generally include such costly programs as direct marketing, multi-media advertising and search engine optimization, or a combination of such programs, which the Company believes are not cost effective in the current market.

CareMart markets to the general public and does not have a large concentration of its sales dependent on one customer or a group of customers. The Company has applied for trademark protection for the name "CareMart" and the application is pending with the United States Patent and Trademark Office. CareMart is not a Part B Medicare supplier, and therefore is not subject to government regulation on its pricing or on its payment for its current product offerings.

Vistastream
-----------

Vistastream is a full-service video production, post production, and multimedia company that produces commercial, public service, and educational videos for its corporate and non-profit clients. Vistastream also assists its clients in their current and future e-commerce, marketing, customer relations, and communications programs through its multimedia services such as Internet streaming and webcasting.

Vistastream's products consist of complete line of video and audio solutions for corporate consumption, including script to screen production, editing and video duplication. Vistastream is also a producer of interactive digital media. Vistastream also produces business card size CD-roms which store audio and video content. These cards allow a consumer to view and participate in, via their computer, an interactive sales and marketing presentation stored on a business card.

Before fiscal 2000, Vistastream (prior to its acquisition in February 2000,Vista Photographic & Video Group, Ltd.) had traditionally operated as a full service video production house and a producer of video products for corporate consumption. During the fourth quarter of 1999, Vistastream developed technology that enabled it to expand into a variety of digital media-on-demand applications, including online video hosting, distance learning, marketing communications, training, rich media advertising and promotions, digital archiving and video promotion to be broadcast over the Internet.

The Company positioned Vistastream in fiscal 2000 to provide streaming and digital media solutions to the corporate, government, media and entertainment markets. By offering services that incorporate the encoding, publishing, distribution and management of digital media, e resources believed Vistastream could penetrate these industries by digitizing and optimizing audio and video content for the Internet. Vistastream planned to exploit specific market niches that were, and still remain, currently untapped by larger competitors in the broadcast and streaming areas of Internet commerce.

In fiscal 2000, Vistastream made a strong effort to enter the business-to-business streaming market, but the inability of broadband connectivity to reach anywhere near its predicted penetration levels has rendered the medium an unattractive market for the near future. Several larger and better-capitalized companies attempted to enter the streaming media market with disastrous results. Because of bandwidth restrictions, the overwhelming majority of current business transactions by the market leader, Yahoo Broadcast, are in the streaming of audio, not video. Due to the lack of the materialization of a market for streaming video, we restructured Vistastream as a producer of corporate media and in the fourth quarter of 2000, reduced Vistastream's staff by 60% and its overall expenses by 80%. There can be no assurance that the Company's efforts to make Vistastream profitable will be successful.

Vistastream's services are marketed by targeted advertising in regional business journals. Vistastream utilizes a small sales force to handle the leads generated by the advertising. The regional video production market in north Texas is extremely fragmented, consisting of only a handful of companies that possess the same or similar script-to-screen capabilities as Vistastream. The majority of Vistastream's competitors are independent producers which outsource their production and post-production needs. Two of Vistastream's local competitors include AMS Production Group and Magic Video, Inc.

Vistastream markets its services to corporations that have audio and video presentation needs. Vistastream does not have a single customer or group of customers that account for a large percentage or a material amount of revenue.

Refocus of the Company
----------------------

In fiscal 2000, the Company had planned to enter the for-profit business incubation industry, by creating eGROW, a vehicle to aide newly emerging businesses to develop and mature into solid companies through acquisition and investment. Through eGROW, the Company planned to construct its interactive combination of network companies, formed through certain strategic partnerships and alliances.

In 2000, access to the capital markets for companies such as those that eGROW was seeking to incubate or invest in rapidly declined, due primarily to the market's year-long devaluation of the technology industry. Accordingly, the market for business incubators such as eGROW diminished as well. eGROW experienced difficulty in locating incubation businesses which would be profitable as incubation companies. Therefore, in the fourth quarter of 2000, e resources decided to forego its plans to create and position eGROW as a for-profit Internet incubator. As of December 31, 2000, eGROW had no incubation properties or investments, and provided no goods or services. The Company has abandoned its plans to develop the eGROW business incubator.

Fiscal 2000 was a difficult year for businesses in the technology sector, as markets declined and investors turned away from technology-based businesses. The continuing decline in the technology sector through the year deeply impacted e resources' ability to implement its business plan and to raise funds for Company operations. Our Company does not believe that the business incubation market is a profitable alternative given the current market conditions. Our belief that the current bear market in the technology sector may continue was a driving factor behind the decision to refocus the Company. e resources' adaptation of its business strategy is designed to take advantage of current markets which our Company believes are promising, including the refocus of Vistastream to expand its presence in the marketing, media and communications markets. We intend to actively seek other opportunities and as such opportunities present themselves, we intend to consider such opportunities and their potential for increasing shareholder value.

Research and Development
------------------------

Due to the nature of its business, in fiscal 2000, the Company did not expend a material amount of funds on research and development. The Company does plan to develop a prototype of its I'm On Air product over the next three to six months. At this time, we anticipate that development of the prototype will cost approximately $22,000-$25,000. We also anticipate that we will need to purchase equipment to operate the I'm On Air product, at an approximate cost of $25,000. We intend to use a portion of the proceeds we received from the sale of the Convertible Debentures and Warrants to fund the development of the I'm On Air prototype and to purchase the equipment. The Company does not anticipate spending any material amount on research and development for CareMart or Vistastream in fiscal 2001.

Environmental Laws
------------------

Due to the nature of its business, in fiscal 2000, the Company did not expend a material amount of funds on compliance with environmental laws. The Company does not anticipate spending any funds for environmental compliance this year.

Employees
---------

As of June 11, 2001, the Company employed seven full-time employees. None of the Company's employees are represented by labor unions. The Company considers its relations with its employees to be good.

Business Development
--------------------

e resources (formerly Dryden Industries, Inc., ("Dryden") and previously Dry Dairy International, Inc. and Wonder Capital, Inc.), was incorporated under the laws of the state of Utah on March 6, 1987. The Company was originally formed as an acquisition vehicle for ongoing privately held business entities, which would be aggregated in order to maximize the value of their equity.

The Company engaged in a public offering of its securities and on February 11, 1988, the Company closed its initial public offering having sold 1,990,000 units at the offering price of $0.10 per unit. The Company subsequently attempted to conduct various businesses, but was unsuccessful in its efforts.

In 1998, the Company discontinued operations in its operating subsidiaries as a result of recurring losses and sold the corporations that comprised its previous operating subsidiaries. The Company then changed its status to a development stage company in December 1999.

Consistent with its new development strategy, in January 2000, the Company completed a contribution agreement whereby it issued 46,630,863 shares of its common stock before a 1-for-20 reverse split in exchange for all partnership interests in Vista Photographic and Video Group, Ltd. ("Vista"). The shares issued by the Company represented approximately 25% of the total shares of the Company's issued and outstanding shares immediately following the acquisition, which was completed in February 2000. The Company then formed Vistastream as a wholly owned subsidiary to operate the former Vista business and to form a full-service video production house and a producer, aggregator and broadcaster of streaming media programming for the Internet.

On April 28, 2000, the Company acquired all the outstanding capital stock of CareMart, Inc., a Delaware company. The acquisition was accomplished pursuant to a reverse triangular merger, whereby CareMart, Inc. was merged with a wholly-owned subsidiary of the Company in accordance with a merger agreement entered into between the parties on March 17, 2000. Immediately prior to the merger, CareMart, Inc. acquired all the outstanding capital stock of Cunningham & Cunningham Health Concerns, a Texas corporation ("CC&H"). CC&H operated the business of CareMart, Inc. prior to the merger. CareMart, an online niche marketer and distributor of home healthcare products and supplies for general and institutional consumption, is operated as a wholly-owned subsidiary of the Company.

In addition, the Company entered the business incubation industry in fiscal 2000, by creating eGROW, a vehicle intended to aide newly emerging businesses to develop and mature into solid companies through acquisition and investment. Due to the current market conditions for business incubators, the Company no longer plans to develop eGROW.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

The purpose of the following discussion and analysis is to explain the major factors affecting e resources' results of operations and variance of results between periods. The following discussion of e resources' financial condition and results of operations should be read along with the financial statements and notes to the financial statements included herein beginning on page 38.

Plan of Operations
------------------

In June of 1998, after discontinuing operations in all three of its operating subsidiaries, the Company (then Dryden) changed its status to a development stage company and wrote off the assets that were attributable to its three operating subsidiaries. The Company remained a development stage company without operations until February 2000, when Vista was acquired. In April 2000, the reverse triangular merger between CareMart, Inc. and Dryden was completed.

At that time, the Company envisioned that it would develop a for-profit incubator of ebusinesses, and ultimately, a network of companies with ebusiness solutions. It was the Company's intention to fully capitalize e resources and initiate its business plan with the proceeds from a private placement which commenced after the completion of the reverse triangular merger with Dryden. As announced June 30, 2000, the Company commenced a private placement offering of its common stock of up to a maximum of 5,000,000 shares of unregistered common stock, consisting of 2,500,000 shares of common stock offered through subscription, accompanied by warrants for 2,500,000 shares of common stock. The proceeds of the offering were anticipated to be used for acquiring and investing in businesses engaged in providing e-business solutions, working capital, and general corporate purposes. The Company did not raise any capital through the offering and because of unfavorable trends in the stock market combined with the poor operating results of other public for-profit incubators in fiscal 2000, the Company decided to terminate the offering and abandon its plans for the development of a for-profit business incubator.

Because of the lack of resources available from the capital markets for ebusiness incubators, e resources has shifted its focus in fiscal 2001 from the incubation and development of ebusiness to marketing, media and communications solutions. Our Company believes that this shift in strategy will allow the Company to capitalize on its efforts to reposition Vistastream from a producer, aggregator and broadcaster of streaming media programming for the Internet to a producer of marketing and new media solutions for corporate consumption. Our Company further believes that implementation of its new business model based on providing innovative marketing, media and communications solutions is consistent with our intent to develop IOA, an innovative communication and marketing system based on a proprietary digital medial platform.

The Company has a consolidated net loss for fiscal 2000 and the first quarter of 2001. The Company anticipates that it will continue to have consolidated net losses in the future, including for the remainder of fiscal 2001.

Our Company believes that its consolidated net loss for the year ended December 31, 2000 was primarily due to the Company's attempt to enter the streaming media market through Vistastream. With the refocusing and restructuring of Vistastream, Our Company believes that Vistastream will be better positioned to become profitable in 2001. Given the recent demise of many online retailers, the Company does not anticipate employing any material resources to CareMart. Additionally, the Company does not anticipate any purchase or sale of significant equipment, other than the purchase of equipment for I'm On Air described in the following paragraph, or any significant change in the number of its employees, in fiscal 2001.

For e resources to develop and market I'm On Air to its customers, the Company anticipates that it will initially need capitalization of approximately $500,000 to $1,200,000 in new funds (in addition to the funds already received pursuant to the Securities Purchase Agreement). The Company anticipates that it will conduct research and development related to IOA in fiscal 2001 consisting of the development of a proprietary computer script which will permit to the Company operate the I'm On Air system from remote locations, at an anticipated cost of approximately $50,000. This aggregate cost is anticipated to include development of the I'm On Air prototype, at an approximate cost of $22,000 - $25,000, plus the purchase of equipment used to for operation of the I'm On Air product, at an approximate cost of $25,000. The Company is presently seeking a strategic partner to assist in the development of IOA's proprietary technology and is considering giving such partner an equity interest in IOA in exchange for its assistance in the development and funding of IOA. There can be no assurance, however, that we will be successful in finding a suitable partner and negotiating an agreement with such partner on terms which are favorable to the Company, or on any terms.

On May 8, 2001, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Buyers" and sometimes referred to herein as the "Selling Security Holders") for the sale of 12% secured convertible debentures (the "Convertible Debentures"), in the principal amount of up to $600,000. The Convertible Debentures are convertible into shares of the Company's common stock. In addition, the Securities Purchase Agreement provides for the sale to the Buyers of warrants to purchase up to 600,000 shares of the Company's common stock (the "Warrants"),at a price per share that fluctuates depending upon the current market price.

On May 8, 2001 the Buyers purchased an aggregate of $300,000 in principal of Convertible Debentures, plus Warrants to acquire 300,000 shares of the Company's common stock. The proceeds from the sale to the Company were $300,000, less $49,000 in expenses.

In connection with the sale of the Convertible Debentures and the Warrants, we granted certain demand and piggyback registration rights to the Buyers, and agreed to prepare this Registration Statement registering the securities underlying the Convertible Debentures and the Warrants. In addition, we granted a first priority security interest in substantially all the assets of the Company to secure our obligations under the Convertible Debentures and the Warrants. Christopher D. Curtis, our Chief Executive Officer, agreed to personally guarantee the Company's obligations to the Buyers. The terms and conditions of the sale are set forth in the following documents: the Securities Purchase Agreement, the form of Secured Convertible Debenture, the form of Stock Purchase Warrant, the Registration Rights Agreement, the Security Agreement, and the Guaranty and Pledge Agreement, all of which were filed with the SEC as exhibits to our Current Report on Form 8-K dated May 14, 2001, and can be viewed on EDGAR.

The Buyers may purchase an additional $300,000 in Convertible Debentures and acquire an additional 300,000 in Warrants after this Registration Statement becomes effective. Additionally, as part of the sale of the Convertible Debentures and Warrants, we agreed to offer any future offerings we may make first to the Buyers, for a period beginning on May 8, 2001 and ending 120 days after the effective date of the Registration Statement. To raise additional capital, we are currently considering the sale of additional Convertible Debentures and Warrants to the Buyers, or, within the limitations of our agreement with the Buyers, securing other financing, whether debt or equity, to fund, in whole or in part, the capital requirements of the Company and the funds necessary to bring I'm On Air to the market. There can be no assurance that we will be successful in raising the capital we need.

Our Company believes that it can satisfy its cash requirements for six to ten months from the date of the Buyers' investment (May 8, 2001) without obtaining additional funding or financing. In the event the Company is unsuccessful in raising capital through the sale of convertible debt or warrants, our Company intends to seek funding through shareholder loans that will be convertible into the Company's common stock. The Company does not anticipate any purchase or sale of significant equipment (other than the purchase of equipment to operate I'm On Air), or any significant change in the number of its employees, in fiscal 2001.

Financial Condition and Results of Operations
---------------------------------------------

As previously reported, the Company (then Dryden) ceased operations in all three of its subsidiaries in 1998 and became a development stage company in 1999, with essentially no operations until the acquisition of the companies which are now Vistastream and CareMart.

The acquisitions have been treated as a reorganization of Vistastream and CareMart, due to common ownership, and as an acquisition of the net assets of Dryden accompanied by a recapitalization of Vistastream and CareMart under the legal capital structure of Dryden. Therefore, the financial statements are the historical financial statements of Vistastream, and the operations of Dryden and CareMart are included in the consolidated financial statements beginning March 31, 2000.

Results of Operations for Fiscal 2000
-------------------------------------

During 2000, e resources' consolidated revenues increased by approximately 25% to $473,232, compared to $377,438 for 1999. We believe that this increase was attributable to our efforts to expand Vistastream's services by shifting its strategic focus from corporate video production to an aggregator and broadcaster of streaming media programming for the Internet. Despite the increase, during the fourth quarter of 2000, Vistastream was refocused as a producer of corporate media because of the lack of a market for video streaming due to bandwidth limitations. CareMart revenues consisted of $21,864 for the twelve months ended December 31, 2000. Since CareMart was acquired by the Company in April 2000, there is no comparable revenue period in 1999.

Gross profit for the twelve months ended December 31, 2000 was $257,208 versus $204,098 for 1999, which accounts for an increase of 26%. The increase in gross profit dollars from 1999 to 2000 is due to Vistastream's increased price point and utilization of sales and marketing staff.

Operating expenses for 2000 were $1,605,656, versus $349,189 for 1999, which was an increase of 360%. The increase in operating expenses over the prior year is primarily due to Vistastream's additional expenses incurred in the hiring of additional professional sales and technical personnel, and the generation of collateral sales material. Additionally, the Company incurred expenses relating to professional fees and miscellaneous acquisition and filing costs in association with the acquisitions of CareMart and Vistastream.

The Company's net loss for the year ended December 31, 2000 was $1,359,557 versus $172,843 in 1999. Basic and diluted loss per share were ($.16) for the year ended December 31, 2000. In 1999, the only subsidiary of the Company in operation was Vistastream, with basic and diluted loss per share of ($.07) for the same period.

Liquidity and Capital Requirements for Fiscal 2000
--------------------------------------------------

The Company had a net working capital deficit of $170,828 at December 31, 2000. The Company expended $109,875 on equipment and other assets in 2000 and sold common stock for proceeds of $1,428,000. As previously mentioned herein, the Company commenced a private placement of its common stock in July 2000, but was unsuccessful in raising any capital and terminated the offering.

Results of Operations for the First Quarter 2001
------------------------------------------------

Revenues for the three-month period ended March 31, 2001 were $119,623 versus $208,163 for the comparable period in 2000. The decrease for 2001 compared to 2000 is due to the decrease in scope of services of Vistastream. During the fourth quarter ended December 31, 2000, Vistastream's sales efforts were refocused away from live event production, video streaming and other e-commerce related video production, and back to Vistastream's original operations as a full-service video production house and a producer of interactive media products for corporate consumption. The refocus of Vistastream was predicated upon the Company's belief that the inability of broadband connectivity to reach anywhere near its predicted penetration levels in fiscal 2000 has rendered the medium an unattractive market for the Company to enter in the near future. The revenues of CareMart, which distributes home healthcare products and supplies over the Internet, consisted of $3,660 for the three months ended March 31, 2001. Since CareMart was acquired by the Company in April 2000, there is no comparable revenue period in 2000. Since the cost of customer acquisition in the Internet space was proven in fiscal 2000 to be a costly endeavor with generally poor results, combined with the recent demise of several Internet retailers, the Company has decided that at this time, it will not make any significant capital expenditures in CareMart in an attempt to increase its market share.

Gross profit for the three months ended March 31, 2001 was $66,780, versus $127,192 for the comparable period in 2000. The decrease in gross profit was due primarily to an increase in the Company's cost of operations predicated by the refocus of Vistastream. Since e resources has repositioned Vistastream as a producer of interactive media solutions, it has increased its dependence on outsourced production entities whose costs have become a component in Vistastream's cost of sales.

Operating expenses for the three-month period ended March 31, 2001 were $221,629, versus $155,679 for the comparable period in 2000. The increase in operating expenses over the same period in 2000 is primarily due to the fact that Vistastream was the Company's only operating entity in the first quarter of 2000. Vistastream incurred $152,806 in operating expenses and CareMart incurred an additional $14,138 in operating expenses for the first quarter ended March 31, 2001.

Net loss for the three month period ended March 31, 2001 was $164,575, versus $34,112 for the comparable period in 2000. Basic and diluted earnings per share were ($.01) the three-month period ended March 31, 2001. For the first quarter of 2000, the only entity in operation was Vistastream with basic and diluted earnings per share of ($.005) for the same period.

Liquidity and Capital Requirements for the First Quarter 2001
-------------------------------------------------------------

The Company had net working capital deficit of approximately $322,436 at March 31, 2001. Cash consisted of $5,012 as of March 31, 2001. The Company did not have any significant capital expenditures in the first quarter, nor were there any significant internal or external sources of liquidity.

After taking into consideration the sale of the Convertible Debentures and the Warrants, our Company believes that it can satisfy its cash requirements for six to ten months from the date of the Buyers' investment (May 8, 2001) without obtaining additional funding or financing. In the event the Company is unsuccessful in raising capital through the sale of stock or convertible debt, our Company intends to seek funding through shareholder loans that will be convertible into the Company's common stock.

                            DESCRIPTION OF PROPERTY

Principal Plants and Properties of the Company
----------------------------------------------

Beginning February 1, 2000, the Company leased 2,100 square feet of office and edit space at 2155 Chenault, Suite 310, in Dallas, Texas to house Vista's sales and production operations under a lease which expires on January 31, 2003. In February of 2000, the Company leased 1,400 square feet of office space at 304 North U.S. Highway 377 in Roanoke, Texas to locate e resources' corporate offices on a month-to-month basis. All of the Company's businesses are operated out of these two locations. Both of the properties are in good condition. The Company owns no real property.

                 CERTAIN RELATIONSIPS AND RELATED TRANSACTIONS

Christopher D. Curtis, Chief Executive Officer, Secretary and Director of e resources, has entered into two Unsecured Line of Credit Promissory Notes with the Company, each in the aggregate principal amount of $100,000 (the "First Note" and the "Second Note," and collectively, the "Notes"). The First Note was made on November 1, 2000 and has a maturity date of November 1, 2001. The Second Note was made on January 1,2001 and originally matured on January 1, 2002; however, in connection with the prepayment of a portion of the principal on the First Note, the maturity date of the Second Note was extended to January 1, 2003. Interest on the outstanding principal balance of the Notes accrues at the prime rate plus 2.5%, compounded monthly. Interest payments on the unpaid principal balance of the Notes are required to be made monthly. Outstanding principal is required to be paid on maturity, and the Notes are unsecured. The Company had drawn the entire $100,000 in principal on the First Note; however, $50,000 in proceeds from the sale of the Convertible Debentures were applied towards repayment of principal on the First Note. Accordingly, $50,000 in principal is currently outstanding under the First Note. The Company has drawn the full principal amount of $100,000 on the Second Note.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, par value $.001 per share, is traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "EGRO." From the formation of the corporation which has now become e resources until December 1994, there was no "established trading market" for shares of the Company's common stock.

The following table sets forth, for the respective periods indicated, the prices for the Company's common stock in the over-the-counter market as reported by the OTC Bulletin Board. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

At June 5, 2001, the Company's common stock was quoted on the OTC Bulletin Board at a bid and asked price of $0.082 and $0.100, respectively.

--------------------------------------------------------------------------------
Fiscal Year Ending December 31, 1999 (1)        High            Low
--------------------------------------------------------------------------------
First Quarter                                  $0.03           $0.01
--------------------------------------------------------------------------------
Second Quarter                                 $0.12           $0.02
--------------------------------------------------------------------------------
Third Quarter                                  $0.04           $0.01
--------------------------------------------------------------------------------
Fourth Quarter                                 $0.23           $0.03
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Fiscal Year Ending December 31, 2000            High            Low
--------------------------------------------------------------------------------
First Quarter                                  $17.00 (2)      $0.50 (2)
--------------------------------------------------------------------------------
Second Quarter                                 $ 4.50          $0.78
--------------------------------------------------------------------------------
Third Quarter                                  $ 1.09          $0.38
--------------------------------------------------------------------------------
Fourth Quarter                                 $ 0.55          $0.13
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Fiscal Year Ending December 31, 2001            High            Low
--------------------------------------------------------------------------------
First Quarter                                  $0.14           $0.06
--------------------------------------------------------------------------------


(1) With respect to the share prices reported for fiscal 1999, e resources' officers and directors relied upon the bid and asked prices reported in Dryden's 10-KSB for fiscal 1999.

(2) e resources completed its reverse triangular merger with Dryden on April 28, 2000, at which time it assumed control of the Company. In determining the high and low bid and asked prices for Dryden's shares in the first quarter of 2000, e resources' officers and directors relied upon generally available charting services.

Since its inception, the Company has not paid any dividends on its common stock. The Company intends to retain any earnings for use in its business activities; therefore, the Company does not anticipate that it will pay dividends in the foreseeable future. At May 24, 2001, the Company had approximately 232 shareholders of record based on information provided by the Company's transfer agent.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table
                          --------------------------

The following table sets forth certain summary information concerning the compensation paid or accrued for each of the Company's last three completed fiscal years to the Company's executive officers:

------------------------------------------------------------------------------------------------------------------
                      Annual Compensation                                   Long Term Compensation
------------------------------------------------------------------------------------------------------------------
Name/Position          Year    Salary       Bonus       Other       Restricted     Securities    All other
                                                    Compensation    Stock          Underlying    Compensation
                                                                    Awards         Options
------------------------------------------------------------------------------------------------------------------
Robert L. Matzig       2000        -0-       -0-         -0-          -0-             -0-            -0-
President/CEO
                      --------------------------------------------------------------------------------------------
9/98 - 12/98           1999    $69,000       -0-         -0-          -0-             -0-            -0-

                      --------------------------------------------------------------------------------------------
                       1998    $20,000       -0-         -0-          -0-             -0-            -0-

------------------------------------------------------------------------------------------------------------------
Christopher D.         2000    $42,692       -0-         -0-      $50,000         500,000        $13,621
Curtis                                                                 (1)             (2)            (3)
                      --------------------------------------------------------------------------------------------
CEO/Secretary          1999        -0-       -0-         -0-          -0-             -0-            -0-
2000
                      --------------------------------------------------------------------------------------------
                       1998        -0-       -0-         -0-          -0-             -0-            -0-

------------------------------------------------------------------------------------------------------------------
Charles C.             2000    $42,692       -0-         -0-      $50,000         250,000        $ 6,477
Cunningham                                                             (1)             (2)            (3)
                      --------------------------------------------------------------------------------------------
President/Treasurer    1999        -0-       -0-         -0-          -0-             -0-            -0-
2000
                      --------------------------------------------------------------------------------------------
                       1998        -0-       -0-         -0-          -0-             -0-            -0-

------------------------------------------------------------------------------------------------------------------


(1) On April 9, 2001, the Company agreed to issue to each of Mr. Curtis and Mr. Cunningham shares of the Company's common stock equal to a fair market value of $50,000 ($45,000 in lieu of salary, and $5,000 in lieu of an annual cash bonus), plus an undetermined number of shares equal to the dollar value of withholding taxes on such stock. The common stock has not yet been issued, and the Company is currently prevented from issuing such stock by the terms of the Securities Purchase Agreement. The Company intends that the stock, when issued, will be valued as of April 9, 2001 at a price of $0.06 per share, the closing price of the Company's common stock on the OTC Bulletin Board on that date. (The Company's 10-KSB for fiscal 2001 states that the Company agreed to issue the stock on December 29, 2000 and that the stock was valued as of such date. That information was incorrect, and it is hereby corrected by the Company).

(2) Please see the notes to the table entitled "Option Grants for Fiscal 2000" with respect to the options granted to Mr. Curtis and Mr. Cunningham, immediately following this section.

(3) In fiscal 2000, the Company paid car payments in the amount of $7,261.60 for Mr. Curtis and $5,037.12 for Mr. Cunningham, respectively, as well as estimated company-related gas expenses and automobile insurance in the amount of $810 and $630 on behalf of each of Mr. Curtis and Mr. Cunningham, respectively. In addition, the Company paid membership fees in the aggregate amount of $4,920 to certain clubs on behalf of Mr. Curtis which are used in connection with Company business.

Option Grants for Fiscal 2000
-----------------------------

The following table sets forth information with respect to stock option grants to the named executive officers during fiscal 2000. No stock appreciation rights were granted in the fiscal year ended December 31, 2000.


     -----------------------------------------------------------------------------------------
                              Individual Grants
     -----------------------------------------------------------------------------------------
                                        Number        Percent of
                                          of            total       Exercise       Expiration
                  Name                 securities      options      or base           Date
                                       underlying     granted to     price
                                        Options        employees  ($/sh)/(1)/
                                        granted        in fiscal
                                                         year
     -----------------------------------------------------------------------------------------
          Christopher D. Curtis         200,000                     $ .35         11/01/2005
          /(2)/                                          44%

                                 --------------------            -----------------------------
                                        300,000                     $.385         11/01/2005
     -----------------------------------------------------------------------------------------
          Charles C.                    150,000                     $.385         11/01/2005
          Cunningham                                     22%
          /(3)/                  --------------------            -----------------------------
                                        100,000                     $ .22         12/15/2005
     -----------------------------------------------------------------------------------------

(1)  The exercise or base price is the closing price on the date of grant.

(2) Mr. Curtis' 500,000 options were granted pursuant to the e resources inc Stock Option Plan (2000). The plan has not been approved by the Company's shareholders, but the Company intends to submit the plan for shareholder approval at the next annual meeting of the shareholders. The grant of the shares is contingent upon shareholder approval of the plan. Nonstatutory options to purchase 200,000 shares of common stock were granted on November 1, 2000, which vested immediately and expire on November 1, 2005. Incentive options to purchase 300,000 shares of common stock were granted on December 15, 2000, with 75,000 vesting on each of April 1, 2001, 2002, 2003, and 2004. The incentive options expire on November 1, 2005.

(3) Mr. Cunningham's 250,000 options were granted pursuant to the e resources inc Stock Option Plan (2000). The plan has not been approved by the Company's shareholders, but the Company intends to submit the plan for shareholder approval at the next annual meeting of the shareholders. The grant of the shares is contingent upon shareholder approval of the plan. All options granted were incentive stock options. Options to purchase 150,000 shares of common stock were granted on November 1, 2000, with 37,500 vesting on each of April 1, 2001, 2002, 2003,and 2004. These options expire on November 1, 2005. Options to purchase 100,000 shares of common stock were granted on December 15, 2000, with 25,000 vesting on each of December 15, 2000, 2001, 2002, and 2003. These options expire on December 15, 2005.

No additional options have been issued to any officer or director of the Company in fiscal 2001.

Director Compensation
---------------------

The Company's directors currently receive no compensation for their services. Expenses incurred in attending the directors' meetings are paid by the Company.

Employment Contracts and Termination of Employment and Changes in Control
-------------------------------------------------------------------------
Arrangements
------------

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named as a director, executive officer, promoter or control person above, which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a changing in control of the Company, except as noted below.

On July 12, 2000, the Board of Directors of the Company approved the Executive Employment Agreements of Christopher D. Curtis, the Chief Executive Officer of the Company, and Charles C. Cunningham, the President of the Company (the "Employment Agreements"). The provisions of the Employment Agreements for Mr. Curtis and Mr. Cunningham are identical. The Employment Agreements became effective as of May 1, 2000 and end on the third anniversary of such date. The Employment Agreements will be automatically renewed for additional successive one year terms, unless either party gives notice of intent to terminate the Agreement to the other party not less than 90 days prior to the end of the term then in effect.

The Employment Agreements provide that Mr. Cunningham and Mr. Curtis each are eligible to receive an initial annual salary of $120,000. Mr. Cunningham and Mr. Curtis are eligible for annual raises, to be determined by the Board of Directors. Mr. Cunningham and Mr. Curtis are also eligible for bonuses, to be paid in cash, stock or stock options, as shall be determined by the Board of Directors, based on their performance and contribution to the Company. In addition, if the Company's Stock Option Plan (2000) is approved by the Company's shareholders, the Company is obligated to grant to Mr. Cunningham and Mr. Curtis options to acquire 100,000 shares of the Company's common stock. These options have been granted, but are subject to shareholder approval of the Company's Stock Option Plan (2000). Mr. Cunningham and Mr.

Curtis are also eligible to receive business expense reimbursements, and benefits under the company's health insurance, life insurance and other benefit plans.

Each of Mr. Cunningham and Mr. Curtis may be terminated at any time by the unanimous vote of the Board of Directors (excluding the board member with respect to which the vote is taken) for cause, and in such case, the terminated officer will receive his base salary at the rate in effect through the date of termination. The Company may terminate Mr. Cunningham and Mr. Curtis upon 90 days notice without cause. Upon termination without cause, Mr. Cunningham and Mr. Curtis shall receive their full base salary at the rate then in effect through the date of termination, plus an amount equal to 150% of the annual base salary, to be paid in a lump sum or in accordance with the Company's payroll salary then in effect over the year following such termination. In addition, Mr. Cunningham and Mr. Curtis shall continue to receive benefits for the year following such termination, and all stock options granted shall vest immediately upon termination. In the event 50% or more of the equity ownership interest of the Company is transferred during any 12 month period (a "Change in Control") and the Executive's employment is terminated pursuant to such Change in Control, then the Executive shall be deemed to have been terminated without cause.

Mr. Cunningham and Mr. Curtis may terminate their respective Employment Agreements for any reason upon 90 days notice to the Company, and in such case, shall receive their base salary through the date of termination. If either Mr. Cunningham or Mr. Curtis terminates his Employment Agreement with the Company for breach by the Company, then Mr. Cunningham or Mr. Curtis, as the case may be, shall receive his base salary through the termination date. In addition, all options granted to Mr. Cunningham or Mr. Curtis shall vest immediately upon termination.

The Employment Agreements provide that during their term and perpetually thereafter, Mr. Cunningham and Mr. Curtis shall keep secret all confidential and proprietary trade secrets and all other designated confidential and/or proprietary information of the Company. Such restrictions may not be enforceable, in whole or in part, by a court of law.

                                    EXPERTS

The financial statements of e resources inc at December 31, 2000 and for the year then ended appearing in this Prospectus and Registration Statement have been audited by Hein + Associates LLP, as set forth in their report thereto, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements of Vista Photographic and Video Group, Ltd. for the year ended December 31, 1999 appearing in this Prospectus and Registration Statement have been audited by HJ & Associates, LLC, as set forth in their report thereto, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS


Financial Statements for Fiscal 2000

Title of Document                                                          Page
-----------------                                                          ----

Independent Auditor's Report of Hein + Associates LLP....................   39
Independent Auditor's Report of HJ & Associates, LLC.....................   40
Consolidated Balance Sheet as of December 31, 2000.......................   41
Consolidated Statements of Operations for the years ended
  December 31, 2000 and December 31, 1999................................   42
Statement of Changes in Stockholder's Equity for the period
  from January 1, 1999 through December 31, 2000.........................   43
Consolidated Statements of Cash Flows for the years ended
  December 31, 2000 and December 31, 1999................................   44
Notes to Consolidated Financial Statements...............................   45


Financial Statements for the First Quarter 2001 (Unaudited)

Title of Document                                                          Page
-----------------                                                          ----

Consolidated Balance Sheet...............................................   51
Consolidated Statement of Operations.....................................   52
Statement of Cash Flow...................................................   53
Notes to Financial Statements............................................   54

                         INDEPENDENT AUDITOR'S REPORT



Board of Directors
e resources, Inc.
Roanoke, Texas


We have audited the accompanying consolidated balance sheet of e resources, Inc. as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of e resources, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company's significant operating losses and limited financial resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Hein + Associates LLP

Dallas, Texas
March 20, 2001

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


Board of Directors
Vista Photographic and Video Group, Ltd.
Carrollton, Texas


We have audited the accompanying statements of operations, changes in stockholders' equity (deficiency), and cash flows of Vista Photographic and Video Group, Ltd. for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the operations and the cash flows of Vista Photographic and Video Group, Ltd. for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has incurred losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
June 28, 2000

                       E RESOURCES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                           --------------------------

                               December 31, 2000

ASSETS
------
CURRENT ASSETS:

  Note receivable                                                              $     3,750
  Accounts receivable                                                               36,657
                                                                               -----------
               Total current assets                                                 40,407

PROPERTY AND EQUIPMENT:
 Equipment                                                                         265,899
 Web site development costs and software                                            63,610
 Leasehold improvements                                                             17,649
                                                                               -----------
                                                                                   347,158
    Less accumulated depreciation and amortization                                (201,150)
                                                                               -----------
                                                                                   146,008

INVESTMENT IN COMPANY                                                               50,000

OTHER ASSETS                                                                        12,614
                                                                               -----------

               Total assets                                                    $   249,029
                                                                               ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                        $    64,985
  Unearned revenue                                                                  21,250
  Current portion of notes payable to stockholders                                 125,000
                                                                               -----------
      Total current liabilities                                                    211,235

PAYABLES TO STOCKHOLDERS                                                           275,000

COMMITMENTS (Note 7)

STOCKHOLDERS' DEFICIT:
  Common stock, $.001 par value, 250,000,000 shares authorized;
   14,528,968 shares issued and outstanding                                         14,529
  Additional paid-in capital                                                     1,562,813
  Accumulated deficit                                                           (1,814,548)
                                                                               -----------
               Total stockholders' deficit                                        (237,206)
                                                                               -----------

               Total liabilities and stockholders' deficit                     $   249,029
                                                                               ===========

               See notes to the consolidated financial statements

                      E RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------


                                                                                  For the Year Ended
                                                                                      December 31,
                                                                            --------------------------------
                                                                                2000                 1999
                                                                            -----------           ----------
REVENUES:
  Production and video sales                                                $   451,368           $  377,438
  Sales of medical supplies                                                      21,864                    -
                                                                            -----------           ----------
     Total                                                                      473,232              377,438
                                                                            -----------           ----------

COST OF GOODS SOLD:
  Production and video                                                          198,730              173,340
  Medical supplies                                                               17,294                    -
                                                                            -----------           ----------
     Total                                                                      216,024              173,340
                                                                            -----------           ----------

     Gross profit                                                               257,208              204,098

OPERATING EXPENSES:
  General and administrative expense                                          1,528,534              304,164
  Depreciation and amortization                                                  77,122               45,025
                                                                            -----------           ----------
     Total                                                                    1,605,656              349,189
                                                                            -----------           ----------

     Loss from operations                                                    (1,348,448)            (145,091)

INTEREST, net                                                                   (11,109)             (27,752)
                                                                            -----------           ----------

NET LOSS                                                                    $(1,359,557)          $ (172,843)
                                                                            ===========           ==========

NET LOSS PER SHARE (basic and diluted)                                      $      (.16)          $     (.07)
                                                                            ===========           ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                 8,503,000            2,331,543
                                                                            ===========           ==========

              See notes to the consolidated financial statements.

                      E RESOURCES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           ---------------------------------------------------------
         For the Period from January 1, 1999 Through December 31, 2000


                                            Common Stock                Additional
                                   -------------------------------       Paid-in          Accumulated
                                       Shares           Amount           Capital            Deficit             Total
                                   -------------     -------------   --------------     ---------------     ------------
BALANCES, January 1, 1999             2,331,543       $    2,332       $   147,638       $   (282,148)       $  (132,178)

Capital contribution                          -                -                30                  -                 30

Net loss for year                             -                -                 -           (172,843)          (172,843)
                                    -----------       ----------       -----------       ------------        -----------

BALANCES, December 31, 1999           2,331,543            2,332           147,668           (454,991)          (304,991)

Shares issued to Care Mart
  stockholders                        4,842,987            4,843           (54,722)                 -            (49,879)

Shares issued to Dryden
  stockholders                        6,478,129            6,478           (64,019)                 -            (57,541)

Sales of stock for cash                 714,000              714         1,427,286                  -          1,428,000

Shares issued for services              162,309              162            21,600                  -             21,762

Warrants and options granted for
  services                                    -                -            35,000                  -             35,000

 Value of shares due for services             -                -            50,000                  -             50,000

 Net loss for year                            -                -                 -         (1,359,557)        (1,359,557)
                                    -----------       ----------       -----------       ------------        -----------

BALANCES, December 31, 2000          14,528,968       $   14,529       $ 1,562,813       $ (1,814,548)       $  (237,206)
                                    ===========       ==========       ===========       ============        ===========

              See notes to the consolidated financial statements.

                      E RESOURCES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                          For the Year Ended
                                                                                              December 31,
                                                                                 -------------------------------------
                                                                                      2000                   1999
                                                                                 --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                        $ (1,359,557)           $   (172,843)
  Adjustments to reconcile net loss to net cash used by operating activities:
     Depreciation and amortization                                                      77,122                  45,025
     Equity instruments issued for services                                            106,762                       -
     Changes in operating assets and liabilities:
       Accounts and note receivable                                                    (10,989)                (18,710)
       Unearned revenues                                                                16,000                  (1,468)
       Accounts payable, accrued expenses and other                                     (5,546)                 67,267
                                                                                  ------------            ------------
          Net cash used by operating activities                                     (1,176,208)                (80,729)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in other assets                                                             (59,114)                      -
  Purchase of property and equipment                                                   (50,761)                (29,912)
                                                                                  ------------            ------------
          Net cash used by investing activities                                       (109,875)                (29,912)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in notes payable                                                            105,000                 137,533
  Payments on notes payable                                                           (255,601)                (24,410)
  Sale of common stock for cash, net                                                 1,428,000                       -
  Capital contribution                                                                       -                      30
                                                                                  ------------            ------------
          Net cash provided by financing activities                                  1,277,399                 113,153
                                                                                  ------------            ------------

               NET CHANGE IN CASH                                                       (8,684)                  2,512

CASH, beginning of year                                                                  8,684                   6,172
                                                                                  ------------            ------------

CASH, end of year                                                                 $          -            $      8,684
                                                                                  ============            ============

SUPPLEMENTAL INFORMATION:
     Cash paid for interest                                                       $     19,722            $     27,752
     Net liabilities assumed in acquisitions                                      $    107,420            $          -

              See notes to the consolidated financial statements.

                      E RESOURCES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Organization and Basis of Presentation
     --------------------------------------

Nature of Operations
--------------------

e resources, Inc. ("the Company"), which is composed of the companies described below, is engaged in investing in and developing companies with internet, intranet and electronic commerce based applications. At December 31, 2000, the Company's operations were composed of Vista, a multi-media production company, which includes video streaming on the Internet, and Care Mart, which sells medical supplies over the Internet.

Reorganization and Reverse Acquisition
--------------------------------------

In late 1999, the owners of Vista Photographic and Video Group, Ltd. ("Vistastream") and Cunningham and Cunningham Health Concerns, Inc. ("Care Mart") informally agreed to acquire in a reverse acquisition a controlling interest in the common stock of Dryden Industries, Inc. ("Dryden"). The transactions were completed in March and April 2000, and resulted in the owners of Vistastream and Care Mart obtaining approximately 53% of the stock of Dryden before a cash sale of stock, which was done in conjunction with the transactions. The transactions have been treated as a reorganization of Vistastream and Care Mart, due to common ownership, and an acquisition of the net assets of Dryden accompanied by a recapitalization of Vistastream and Care Mart under the legal capital structure of Dryden. Therefore, the accompanying financial statements are the historical financial statements of Vistastream, and the operations of Dryden and Care Mart are included in the consolidated financial statements beginning March 31, 2000. The assets and liabilities of Care Mart have been recorded at book value. The assets and liabilities of Dryden were recorded at estimated market value. The accompanying financial statements also include two other wholly-owned subsidiaries which have been basically inactive to date. Intercompany accounts and transactions are eliminated in consolidation.

2.   Summary of Significant Accounting Policies
     ------------------------------------------

Cash Equivalents
----------------

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment
----------------------

Property and equipment is recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years, or the lease term, if shorter.

Gains and losses resulting from sales and dispositions of property and equipment are included in current operations. Maintenance and repairs are charged to operations as incurred.

Web Site Development Costs
--------------------------

The Company accounts for web site development costs in accordance with Emerging Issues Task Force Issue No. 00-2, Accounting For Web Site Development Costs. Capitalized costs are amortized on a straight-line basis over two years. Capitalized web site development costs were $61,600, and accumulated amortization was $38,717 at December 31, 2000.

Long-Lived Assets
-----------------

The Company's policy is to periodically review the net realizable value of its long-lived assets through an assessment of the estimated future cash flows related to such assets. In the event that assets are found to be carried at amounts in excess of estimated undiscounted future cash flows, then the assets will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets. Based upon its most recent analysis, the Company believes no impairment of long-lived assets exists at December 31, 2000.

Investment in Company
---------------------

The Company has an investment in a development stage technology company, which represents an approximate 2.5% ownership at December 31, 2000. The investment is carried at cost of $50,000.

Revenue Recognition
-------------------

The Company recognizes revenue when services are provided or at the time product is shipped to the customer.

Stock-Based Compensation
------------------------

The Company applies Statement of Financial Accounting Standards (SFAS) No. 123 "Accounting for Stock-Based Compensation", which requires recognition of the value of stock options and warrants granted based on an option pricing model. However, as permitted by SFAS 123, the Company continues to account for stock options and warrants granted to directors and employees pursuant to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. See Note 5.

Income Taxes
------------

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Prior to the reorganization described in Note 1, the taxable income or loss of the Company was reported in the individual tax returns of the partners of Vistastream.

Financial Instruments
---------------------

Management believes the fair value of the Company's financial instruments (notes and accounts receivable and payable) at December 31, 2000 approximate their carrying values due to the short-term nature of the instruments and the use of prevailing market interest rates.

Use of Estimates
----------------

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Liquidity
---------

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company's significant operating losses and limited financial resources raise substantial doubt about its ability to continue as a going concern. Management intends to obtain sufficient additional funding to permit full implementation of its business plan and is currently working to secure either a convertible debt vehicle or an equity investment from interested parties. It is Management's intention to execute loans from shareholders that have equity conversions options to provide sufficient cash flow until Management can secure the financing mentioned above. Management believes in those circumstances, the Company can achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.   Payables to Stockholders
     ------------------------

The Company has notes payable to various stockholders that total $300,000 at December 31, 2000. The notes, all of which are unsecured, are summarized below:

          Due November 1, 2001, interest at prime plus 2.5% (total of
           12% at December 31, 2000)                                                     $ 100,000

          Due in equal monthly installments with interest at 10%, through
           maturity at May 31, 2003                                                         50,000

          Due in amounts at management's discretion during periods with quarterly profits. Interest at prime plus 1% (total of 10.5% at
           December 31, 2000)                                                              150,000
                                                                                         ---------
                                                                                           300,000
          Less current portion                                                            (125,000)
                                                                                         ---------
                                                                                         $ 175,000
                                                                                         =========

    Scheduled and expected maturities of the notes payable for the years ended December 31 are as follows:

               2001                 $125,000
               2002                  166,667
               2003                    8,333
                                    --------
                                    $300,000
                                    ========

The Company also had a payable to two stockholders of $100,000 at December 31, 2000 for salaries. The stockholders agreed to convert the amounts to common stock after December 31, 2000.

4.  Stockholders' Equity
    --------------------

In March 2000 the Company completed a one for twenty reverse stock split. All reference to share information in the accompanying financial statements is as if the reverse stock split had occurred at the earliest period presented.

During the first quarter of 2000, the Company sold 714,000 shares of common stock for cash proceeds of $1,428,000.

During March 2000, the Company issued 162,309 shares for services related to a consulting agreement entered into by Dryden in October 1999. The substantial majority of the services related to the agreement were performed prior to the transaction with Dryden described above. The portion of the shares issued for services following the transaction with Dryden were recorded at their estimated market value during the time period of $2.00 per share and have been recorded as an expense of $21,762 in the accompanying financial statements.

During March and April 2000, the Company issued 2,331,543 and 4,842,987 shares, respectively to the former owners of Vistastream and Care Mart to complete the transactions described in Note 1.

At various times during 2000, the Company agreed to issue common stock and warrants in exchange for services. The fair value of these equity instruments, which totaled $85,000, was recorded as general and administrative expenses. The shares of common stock, which totaled 172,500, were issued in January 2001.

5.  Stock Option Plan
    -----------------

In July 2000, the Company's board of directors approved a stock option agreement, which provides for Non Statutory Options and Incentive Stock Options to be granted employees as approved by the Company's compensation committee of the board of directors. During 2000, subject to stockholder approval, options were granted to acquire 1,024,750 shares at $.75 per share, which represented the market price at date of grant. The grants included 899,750 options for employees and 125,000 for consultants. These options were re-priced in November 2000 to the market price at that time of $.35 per share for 574,750 options and $.385 for 450,000 options. The options expire over five and ten-year periods and certain of the options contain four year vesting periods. In December 2000, options to acquire 2,500 shares at the current market price of $.20 per share and 100,000 shares at $.22 per share were granted employees, with terms and vesting periods similar to those described above. No compensation expense was recognized in 2000 for the consultant options because the accrual of the vesting of these options through December 31, 2000 was insignificant. At December 31, 2000, 1,125,000 options were outstanding and 340,000 were exercisable. The weighted average exercise price of the options outstanding and exercisable at December 31, 2000 was $.35. Of the options outstanding at December 31, 2000, 550,000 will expire, if unexercised, in 2005, and 575,000 in 2010.

The weighted average grant date fair value of the options granted in 2000 was $.49 per share, prior to re-pricing. The incremental weighted average fair value effect of the re-pricing of the options was $.05.

Pro Forma Stock-Based Compensation Disclosures

As discussed in Note 2, the Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options. Accordingly, no compensation cost has been recognized for grants of options to employees since the exercise prices were not lower than the market prices of the Company's common stock on the measurement dates. Had compensation been determined based on the estimated fair value at the measurement dates for options granted under the plan consistent with the method prescribed by SFAS No. 123 (including considering the effect of re-pricing), the Company's December 31, 2000 net loss and loss per share would have been changed to the pro forma amounts indicated below.

               Net loss:
                 As reported                            $(1,359,557)
                 Pro forma                              $(1,603,557)
               Net loss per common share:
                 As reported                            $      (.16)
                 Pro forma                              $      (.19)
     The fair value of each option granted during fiscal year 2000 was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

               Expected volatility                      100%
               Risk-free interest rate                  5.00%
               Expected dividends                          -
               Expected terms (in years)                2.5-5

6.   Income Taxes
     ------------

     There was no provision for income taxes for the year ended December 31, 2000 due to the net loss incurred for the year. The Company had no material deferred tax liabilities at December 31, 2000. The Company had deferred tax assets at December 31, 2000 as follows:

          Deferred tax asset resulting from net operating loss                      $ 425,000
          Valuation allowance                                                        (425,000)
                                                                                    ---------
                                                                                    $       -
                                                                                    =========

     At December 31, 2000 the Company's net operating loss carryforward for federal income tax purposes was approximately $1,250,000, which will expire, if unused, in 2020.

7.  Commitments
    -----------

     The Company has a lease agreement for office space which requires minimum monthly payments of $2,103 through January 31, 2003. Rent expense was approximately $43,000 and $19,200 for the years ended December 31, 2000 and 1999, respectively.

    The Company's minimum future payments under the leases as of December 31, 2000 are as follows:

              Year ending December 31,
         ----------------------------------
                      2001                  $25,200
                      2002                   25,200
                      2003                    2,100
                                            -------
                                            $52,500
                                            =======

    The Company has employment agreements with two officers that require minimum aggregate annual salaries of $240,000 through April 30, 2003.

8.  Major Customers
    ---------------

     During 2000, the Company had sales to four customers that represented 39% of sales. No other single customer accounted for more than 5% of sales. Sales have been primarily to customers in the North Texas area.

                                 ************

                       E RESOURCES INC AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET
                          --------------------------

                                March 31, 2001
                                  (Unaudited)

ASSETS
------

CURRENT ASSETS:
 Cash                                                                                        $     5,012
 Note receivable                                                                                   3,050
 Accounts receivable                                                                              64,103
                                                                                             -----------
        Total current assets                                                                      72,165

PROPERTY AND EQUIPMENT, net                                                                      132,514

INVESTMENT IN COMPANY                                                                             50,000

OTHER ASSETS                                                                                      13,335
                                                                                             -----------

        Total assets                                                                         $   268,014
                                                                                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                                      $   118,238
  Unearned revenue                                                                                51,361
  Notes payable to stockholders                                                                  225,000
                                                                                             -----------
        Total current liabilities                                                                394,599

PAYABLES TO STOCKHOLDERS                                                                         275,000

STOCKHOLDERS' EQUITY:
  Common stock                                                                                    14,701
  Additional paid-in capital                                                                   1,562,641
  Accumulated deficit                                                                         (1,978,927)
                                                                                             -----------
      Total stockholders' equity                                                                (401,585)
                                                                                             -----------

            Total liabilities and stockholders' equity                                       $   268,014
                                                                                             ===========


              See notes to the consolidated financial statements.

                       E RESOURCES INC AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------

                                                                             For the Three Months Ended
                                                                                     March 31,
                                                                      -----------------------------------------
                                                                             2001                   2000
                                                                      ------------------     ------------------
                                                                         (Unaudited)             (Unaudited)
REVENUES -
  Production and video sales                                             $   119,623             $  208,163

COST OF GOODS SOLD -
  Production and video                                                        52,843                 80,971
                                                                         -----------             ----------

     Gross profit                                                             66,780                127,192

OPERATING EXPENSES:
  General and administrative expense                                         207,876                148,659
  Depreciation and amortization                                               13,753                  7,020
                                                                         -----------             ----------
     Total                                                                   221,629                155,679
                                                                         -----------             ----------

     Loss from operations                                                   (154,849)               (28,487)

INTEREST EXPENSE                                                              (9,726)                (5,625)
                                                                         -----------             ----------

NET LOSS                                                                 $  (164,575)            $  (34,112)
                                                                         ===========             ==========

NET LOSS PER SHARE (basic and diluted)                                   $  (0.01)            $    *
                                                                         ===========             ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                             14,700,968              6,982,672
                                                                         ===========             ==========

*  Less than $.01 per share


              See notes to the consolidated financial statements.

                       E RESOURCES INC AND SUBSIDIARIES

                            STATEMENT OF CASH FLOWS

                                                                                   For the Three Months Ended
                                                                                           March 31,
                                                                             ---------------------------------------
                                                                                   2001                   2000
                                                                             ---------------       -----------------
                                                                               (Unaudited)            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $(164,575)             $  (34,112)
  Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization                                                13,021                   7,020
      Common stock issued for services                                                  -                  22,000
      Changes in operating assets and liabilities:
         Accounts and note receivable                                             (26,746)                (86,749)
         Prepaid and other                                                           (721)                      -
         Unearned revenues                                                         30,111                  15,055
         Accounts payable and accrued expenses                                     53,254                 (95,429)
      Other                                                                           668                  (2,043)
                                                                                ---------              ----------

            Net cash used by operating activities                                 (94,988)               (174,258)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in other assets                                                                -                 (55,659)
Purchase of property and equipment                                                      -                 (13,773)
                                                                                ---------              ----------
                                                                                        -
            Net cash used by investing activities                                                         (69,432)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in notes payable                                            100,000                (166,101)
  Issuance of common stock for cash, net                                                -               1,428,000
                                                                                ---------              ----------

            Net cash provided by financing activities                             100,000               1,261,899
                                                                                ---------              ----------

                NET INCREASE IN CASH                                                5,012               1,018,209

CASH, beginning of period                                                               -                   8,684
                                                                                ---------              ----------

CASH, end of period                                                             $   5,012              $1,026,893
                                                                                =========              ==========

              See notes to the consolidated financial statements.

                       E RESOURCES INC AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

1.  Organization and Basis of Presentation
    --------------------------------------

Unaudited Information
---------------------

The consolidated balance sheet as of March 31, 2001 and the consolidated statements of operations for the three month periods ended March 31, 2001 and 2000 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the consolidated financial position of the Company as of March 31, 2001 and the results of operations for the three month periods ended March 31, 2001 and 2000.

Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading. Interim period results are not necessarily indicative of the results to be achieved for an entire year. These financial statements should be read in conjunction with the financial statements and notes to financial statements included in the Company's Form 10-KSB dated December 31, 2000.

2.  Subsequent Event
    ----------------

In May 2001, the Company agreed to issue up to $600,000 of convertible debentures, $300,000 of which were issued May 8, 2001. The debentures bear interest at 12%, are collateralized by substantially all the assets of the Company and are convertible into shares of the Company's common stock. The Company also issued warrants to purchase up to 600,000 shares of the Company's common stock in connection with the debentures.

                                 ************

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE

Effective July 19, 2000, the Company's independent public accountant for fiscal year 1999, H J & Associates, LLC, ("H J & Associates") was dismissed. Pursuant to the disclosure requirements of Item 304(a)(iii) of Regulation S-B, the decision to change accountants was approved by the Company's Board of Directors.

During the two most recent fiscal years and the period of January 1, 2000 through July 19, 2000, there were no disagreements with H J & Associates on any matter of accounting principle or practice, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. H J & Associates' report on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The letter from H J & Associates to the office of the Chief Accountant of the Commission stating whether H J & Associates was in agreement with the statements contained in the Form 8-K reporting the change in accountants was filed as an exhibit to the Company's 8-K/A filed on July 27, 2000.

Effective July 25, 2000, the Company engaged Hein + Associates, LLP ("Hein + Associates"), as its independent public accountant for fiscal 2000. During the two most recent fiscal years and the period of January 1, 2000 through July 25, 2000, neither the Company (nor anyone on behalf of the Company) consulted Hein + Associates regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event; and such matters were not an important factor in reaching a decision to engage Hein + Associates as the Company's independent public accountants.

                                 LEGAL MATTERS

Legal matters concerning the issuance of shares of common stock offered in this Registration Statement will be passed upon by Hallett & Perrin, P.C., which owns 100,000 shares of the Company's common stock, and warrants to purchase an additional 100,000 shares of the Company's common stock at an exercise price of $2.50 per share. The warrants expire December 31, 2010. The common stock and the warrants were issued for services rendered in fiscal 2000, and are not related to this offering.

                          OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the SEC. Accordingly, we are required to file current reports with the SEC (such as our Annual Report on Form 10-KSB and our Quarterly Reports on Form 10-QSB) pursuant to the requirements of the Exchange Act. These current reports are available and can be viewed via the SEC's EDGAR system. We will provide without charge to each person who receives a copy of this Prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus. Requests should be directed to Charles C. Cunningham, the Company's President.

We are filing a Registration Statement with the SEC on Form SB-2 under the Securities Act in connection with the securities offered in this Prospectus. This Prospectus does not contain all of the information that is in the Registration Statement, and you may inspect without charge, and copy our filings, at the public reference room maintained by the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates.

                                    PART II

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation contain no specific previsions concerning indemnification of officers and directors. The Company's Bylaws provide that the Company shall have the power to indemnify any person who is a party to any threatened, pending or completed action by reason of the fact he is (or was) an officer or director of the Company, for his expenses (including attorney's fees) actually and reasonably incurred by him in connection with such action. Utah Law permits such indemnification and requires that the Company indemnify any director who is successful on the merits of any such action for the reasonable expenses incurred by him in connection with such action.

                 OTHER EXPENSES OF ISSURANCE AND DISTRIBUTION

It is estimated that the expenses incurred in connection with this offering will be as follows:

Fees and Expenses:                                    Amount Payable by Company:

SEC Registration Fee                                             $   690.28
Printing and Engraving                                           $ 5,000.00
Legal Fees and Expenses                                          $25,000.00
Accounting Fees and Expenses                                     $ 6,000.00
Fees and Expenses for Qualification under State Securities Laws  $   800.00
Transfer Agent Fees and Expenses                                 $ 2,000.00
Expenses of Selling Security Holders                             $49,000.00

                    RECENT SALES OF UNREGISTERED SECURITIES

On January 27, 2000, the Company's shareholders ratified a Contribution Agreement entered into January 3, 2000 (the "Contribution Agreement"), between the Company and Vista Photographic & Video Group, Ltd, a Texas limited partnership ("Vista"), which provided for the issuance of shares of the Company's common stock to the partners of Vista, in an aggregate amount representing 25% of the Company's issued and outstanding shares on a fully diluted basis after giving effect to a private placement of the Company's common stock for the purpose

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

of funding Vista's business operations (the "Equity Funding"). In February 2000, the Company (then Dryden) sold 14,280,000 shares of its common stock to approximately 10 investors for aggregate proceeds of $1,428,000 and issued Vista's partners 46,630,863 shares of the Company's common stock. An additional 3,246,000 shares were issued to an affiliate of the Company as a bonus for completing the acquisition transaction. The securities were issued in reliance on federal exemptions from registration.


In connection with the ratification of the Contribution Agreement, the Company's shareholders also approved effecting a plan of recapitalization whereby the reissued and outstanding shares of the Company's common stock would be reverse split on a 1-for-20 basis so that shareholders received one share of the Company's common stock for each twenty shares held. The reverse split was effective April 4, 2000.

On April 28, 2000, the Company acquired of all the outstanding capital stock of CareMart, Inc., a Delaware corporation. The acquisition was accomplished pursuant to a reverse triangular merger, whereby CareMart, Inc. was merged with a wholly-owned subsidiary of the Company in accordance with a merger agreement entered into between the parties on March 17, 2000 (the "Merger Agreement"). Immediately prior to the merger, CareMart acquired all the outstanding Capital stock of Cunningham & Cunningham Health Concerns, a Texas corporation ("CC&H"). CC&H operated the business of CareMart prior to the merger. Pursuant to the terms of the Merger Agreement, the former stockholders of CareMart, Inc. common stock received a total of approximately 4,842,987 shares of the Company's common stock, $.001 par value per share, which immediately after the acquisition represented approximately 33% of the outstanding shares of the Company's common stock. The outstanding shares of CareMart, Inc.'s common stock were retired upon merger, pursuant to the Merger Agreement.

In March 2001, the Company issued 172,000 shares of common stock to certain financial, legal and business consultants of the Company, and warrants to purchase an additional 172,000 shares of common stock in exchange for services rendered to the Company in fiscal 2000. The services, valued at their ordinary costs, were worth $172,000. The warrants have an exercise price of $2.50 per share, were immediately exercisable upon issuance, and expire on December 31, 2010. The securities were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D, Rule 504 promulgated under the Securities Act.

On May 8, 2001, we entered into a Securities Purchase Agreement with AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Buyers") for the sale of 12% secured convertible debentures (the "Convertible Debentures"), in the principal amount of up to $600,000. The Convertible Debentures are convertible into shares of the Company's common stock. In addition, the Securities Purchase Agreement provides for the sale to the Buyers of warrants to purchase up to 600,000 shares of the Company's common stock (the "Warrants"). On May 8, 2001, the Buyers purchased an aggregate of $300,000 in Convertible Debentures, plus Warrants to acquire 300,000 shares of the Company's common stock. The proceeds from the sale to the Company were $300,000, less $49,000 in expenses. The Buyers may purchase an additional $300,000 in Convertible Debentures and acquire an additional 300,000 in Warrants, after this Registration Statement becomes effective. Additionally, we agreed, as part of the sale

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

of the Convertible Debentures and Warrants, to offer any future offerings of our securities first to the Buyers, for a period beginning on May 8, 2001 and ending 120 days after the effective date of the Registration. The Convertible Debentures and Warrants were issued in reliance on federal exemptions from registration, including, but not limited to, Regulation D, Rule 506 promulgated under the Securities Act.

In connection with the sale of the Convertible Debentures and the Warrants, we granted certain demand and piggyback registration rights to the Buyers, and agreed to prepare this Registration Statement registering the securities underlying the Convertible Debentures and the Warrants. In addition, we agreed to grant a first priority security interest in substantially all the assets of the Company to secure our obligations under the Convertible Debentures and the Warrants. Christopher D. Curtis, our Chief Executive Officer, agreed to personally guarantee the Company's obligations to the Buyers. The terms and conditions of the sale are set forth in the following documents: the Securities Purchase Agreement, the form of Secured Convertible Debenture, the form of Stock Purchase Warrant, the Registration Rights Agreement, the Security Agreement, and the Guaranty and Pledge Agreement, all of which were filed with the SEC as exhibits to our Current Report on Form 8-K dated May 14, 2001.

To raise additional capital, we are currently considering the sale of additional Convertible Debentures and Warrants to the Buyers, or, within the limitations of our agreement with the Buyers, securing other financing, whether debt or equity, to fund, in whole or in part, the capital requirements of the Company and the funds necessary to bring IOA to the market. There can be no assurance that we will be successful in raising the capital we need.

                                   EXHIBITS

Exhibit Number      Description
--------------      -----------

3.1 Articles of Incorporation of the Company, filed with the State of Utah 3/08/87 (1).

3.2 Articles of Amendment to the Articles of Incorporation of the Company, filed with the State of Utah 2/03/95 (1).

3.3 Articles of Amendment to the Articles of Incorporation of the Company, filed with the State of Utah 6/09/99 (1).

3.4 Articles of Amendment to the Articles of Incorporation of the Company, filed with the State of Utah 2/07/00 (1).

3.5 Articles of Amendment to the Articles of Incorporation of the Company, filed with the State of Utah 3/24/00 (1).

3.6                 Bylaws of the Company (1).

4.1                 Securities Purchase Agreement, dated 5/08/01 (2).

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

4.2                 Form of Secured Convertible Debenture, dated 5/08/01 (2).

4.3                 Form of Stock Purchase Warrant, dated 5/08/01 (2).

4.3                 Registration Rights Agreement, dated 5/08/01 (2).

4.4                 Security Agreement, dated 5/08/01 (2).

4.5                 Guaranty and Pledge Agreement, dated 5/08/01 (2).

5.1                 Legal Opinion of Hallett & Perrin, P.C., dated 5/08/01 (1).

10.1 Form of Executive Employment Agreement between the Company and each of Charles C. Cunningham and Christopher D. Curtis, dated as of 5/01/00 (3).

13.1                The Company's Annual Report on Form 10-KSB for fiscal 2000
                    (4).

13.2                The Company's Quarterly Report on Form 10-QSB for the First
                    Quarter 2001 (5).

16.1                Letter from HJ & Associates, LLC dated 7/25/01 (1).

21.1                List of Subsidiaries of the Company (1).

23.1                Consent of Hein + Associates LLP dated 6/11/01 (1).

23.2                Consent of HJ & Associates, LLC dated 6/13/01 (1).

23.3                Consent of Hallett & Perrin, P.C. (contained in Exhibit 5.1)
                    (1).

(1)  Filed herewith.

(2) Filed with the Company's Current Report on Form 8-K dated May 14, 2001 and incorporated by reference herein.

(3) Filed with the Company's Quarterly Report on Form 10-QSB for the Third Quarter 2000 dated November 14, 2000 and incorporated by reference herein.

(4)  Filed with the SEC on April 13, 2001, and incorporated by reference herein.

(5)  Filed with the SEC on May 14, 2001 and incorporated by reference herein.

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

                                 UNDERTAKINGS

The Company hereby undertakes that it will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any factors or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

For the purpose of determining liability under the Securities Act, the Company hereby undertakes to treat each post-effective amendment of this Registration Statement as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

The Company hereby undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

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

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Roanoke, State of Texas on June 13, 2001



e resources inc

By: /s/ Christopher D. Curtis
    -------------------------------------------------------
Printed Name: Christopher D. Curtis
Titles: Director, Chief Executive Officer and Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Charles C. Cunningham
    -------------------------------------------------------
Printed Name: Charles C. Cunningham
Titles:  Director, President and Secretary

By: /s/ Robert L. Matzig
    -------------------------------------------------------
Printed Name: Robert L. Matzig
Titles: Director and Chairman of the Board

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